                                                                        WSP&R
                                                                        DRAFT
                                                                       9/14/98
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                                NEVADA POWER COMPANY

                                         TO

                         IBJ SCHRODER BANK & TRUST COMPANY

                                     as Trustee

                              ________________________

                                     INDENTURE

                            Dated as of _________, 1998

                              ________________________

            ___% JUNIOR SUBORDINATED DEFERRABLE INTEREST DEBENTURES DUE 2038

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

                                  TABLE OF CONTENTS

                                                                          Page
                                                                          ----
                                    ARTICLE ONE

                          DEFINITIONS AND OTHER PROVISIONS
                               OF GENERAL APPLICATION

Section 101.   Definitions . . . . . . . . . . . . . . . . . . . . . . . . .1
Section 102.   Compliance Certificates and Opinions. . . . . . . . . . . . .8
Section 103.   Form of Documents Delivered to Trustee. . . . . . . . . . . .9
Section 104.   Acts of Holders; Record Dates . . . . . . . . . . . . . . . .9
Section 105.   Notices, Etc., to Trustee and Company.. . . . . . . . . . . 11
Section 106.   Notice to Holders; Waiver.. . . . . . . . . . . . . . . . . 11
Section 107.   Conflict with Trust Indenture Act.. . . . . . . . . . . . . 11
Section 108.   Effect of Headings and Table of Contents. . . . . . . . . . 12
Section 109.   Successors and Assigns. . . . . . . . . . . . . . . . . . . 12
Section 110.   Separability Clause.. . . . . . . . . . . . . . . . . . . . 12
Section 111.   Benefits of Indenture.. . . . . . . . . . . . . . . . . . . 12
Section 112.   Governing Law.. . . . . . . . . . . . . . . . . . . . . . . 12
Section 113.   Legal Holidays. . . . . . . . . . . . . . . . . . . . . . . 12

                                    ARTICLE TWO

                                   THE DEBENTURES

Section 201.   Form and Dating.. . . . . . . . . . . . . . . . . . . . . . 13
Section 202.   Maturity. . . . . . . . . . . . . . . . . . . . . . . . . . 13
Section 203.   Payment.. . . . . . . . . . . . . . . . . . . . . . . . . . 14
Section 204.   Global Debentures.. . . . . . . . . . . . . . . . . . . . . 14
Section 205.   Interest. . . . . . . . . . . . . . . . . . . . . . . . . . 15
Section 206.   Extension of Interest Payment Period. . . . . . . . . . . . 16
Section 207.   Notice of Extension.. . . . . . . . . . . . . . . . . . . . 17
Section 208.   No Sinking Fund.. . . . . . . . . . . . . . . . . . . . . . 17
Section 209.   Form of Legend for Global Debentures. . . . . . . . . . . . 17
Section 210.   Denominations.. . . . . . . . . . . . . . . . . . . . . . . 18
Section 211.   Execution, Authentication, Delivery and Dating. . . . . . . 18


                                      i

Section 212.   Temporary Debentures. . . . . . . . . . . . . . . . . . . . 19
Section 213.   Registration of Transfer and Exchange.. . . . . . . . . . . 19
Section 214.   Mutilated, Destroyed, Lost and Stolen Debentures. . . . . . 20
Section 215.   Defaulted Interest; Interest Rights Preserved.. . . . . . . 21
Section 216.   Persons Deemed Owners.. . . . . . . . . . . . . . . . . . . 22
Section 217.   Cancellation. . . . . . . . . . . . . . . . . . . . . . . . 23

                                   ARTICLE THREE

                             SATISFACTION AND DISCHARGE

Section 301.   Satisfaction and Discharge of Indenture.. . . . . . . . . . 23
Section 302.   Application of Trust Money. . . . . . . . . . . . . . . . . 24

                                    ARTICLE FOUR

                                      REMEDIES

Section 401.   Events of Default.. . . . . . . . . . . . . . . . . . . . . 24
Section 402.   Acceleration of Maturity; Rescission and Annulment. . . . . 25
Section 403.   Collection of Indebtedness and Suits for Enforcement
                 by Trustee. . . . . . . . . . . . . . . . . . . . . . . . 26
Section 404.   Trustee May File Proofs of Claim. . . . . . . . . . . . . . 27
Section 405.   Trustee May Enforce Claims Without Possession of
                 Debentures. . . . . . . . . . . . . . . . . . . . . . . . 27
Section 406.   Application of Money Collected. . . . . . . . . . . . . . . 27
Section 407.   Limitation on Suits.. . . . . . . . . . . . . . . . . . . . 28
Section 408.   Unconditional Right of Holders to Receive Principal and
                 Interest; Acknowledgement Regarding Preferred
                 Securities Holders. . . . . . . . . . . . . . . . . . . . 28
Section 409.   Restoration of Rights and Remedies. . . . . . . . . . . . . 29
Section 410.   Rights and Remedies Cumulative. . . . . . . . . . . . . . . 29
Section 411.   Delay or Omission Not a Waiver. . . . . . . . . . . . . . . 29
Section 412.   Control by Holders. . . . . . . . . . . . . . . . . . . . . 29
Section 413.   Waiver of Past Defaults.. . . . . . . . . . . . . . . . . . 30
Section 414.   Undertaking for Costs.. . . . . . . . . . . . . . . . . . . 30
Section 415.   Waiver of Usury, Stay or Extension Laws.. . . . . . . . . . 30
Section 416.   Third Party Beneficiaries.. . . . . . . . . . . . . . . . . 30

                                    ARTICLE FIVE

                                    THE TRUSTEE

Section 501.   Certain Duties and Responsibilities.. . . . . . . . . . . . 31


                                      ii

Section 502.   Notice of Defaults. . . . . . . . . . . . . . . . . . . . . 31
Section 503.   Certain Rights of Trustee.. . . . . . . . . . . . . . . . . 31
Section 504.   Not Responsible for Recitals or Issuance of Debentures. . . 32
Section 505.   May Hold Debentures.. . . . . . . . . . . . . . . . . . . . 33
Section 506.   Money Held in Trust.. . . . . . . . . . . . . . . . . . . . 33
Section 507.   Compensation and Reimbursement. . . . . . . . . . . . . . . 33
Section 508.   Disqualification; Conflicting Interests.. . . . . . . . . . 34
Section 509.   Corporate Trustee Required; Eligibility.. . . . . . . . . . 34
Section 510.   Resignation and Removal; Appointment of Successor.. . . . . 34
Section 511.   Acceptance of Appointment by Successor. . . . . . . . . . . 35
Section 512.   Merger, Conversion, Consolidation or Succession to
                 Business. . . . . . . . . . . . . . . . . . . . . . . . . 36
Section 513.   Preferential Collection of Claims Against Company.. . . . . 36
Section 514.   Appointment of Authenticating Agent.. . . . . . . . . . . . 36

                                    ARTICLE SIX

                 HOLDERS'  LISTS AND REPORTS BY TRUSTEE AND COMPANY

Section 601.   Company to Furnish Trustee Names and Addresses of Holders.. 38
Section 602.   Preservation of Information; Communications to Holders. . . 38
Section 603.   Reports by Trustee. . . . . . . . . . . . . . . . . . . . . 38
Section 604.   Reports by Company. . . . . . . . . . . . . . . . . . . . . 39

                                   ARTICLE SEVEN

                CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

Section 701.   Company May Consolidate, Etc., Only on Certain Terms. . . . 39
Section 702.   Successor Substituted.. . . . . . . . . . . . . . . . . . . 40

                                   ARTICLE EIGHT

                              SUPPLEMENTAL INDENTURES

Section 801.   Supplemental Indentures without Consent of Holders. . . . . 40
Section 802.   Supplemental Indentures with Consent of Holders.. . . . . . 40
Section 803.   Execution of Supplemental Indentures. . . . . . . . . . . . 41
Section 804.   Effect of Supplemental Indentures.. . . . . . . . . . . . . 41
Section 805.   Conformity with Trust Indenture Act.. . . . . . . . . . . . 42
Section 806.   Reference in Debentures to Supplemental Indentures. . . . . 42


                                    iii

                                    ARTICLE NINE

                                     COVENANTS

Section 901.   Payment of Principal and Interest.. . . . . . . . . . . . . 42
Section 902.   Maintenance of Office or Agency.. . . . . . . . . . . . . . 42
Section 903.   Money for Debentures Payments to Be Held in Trust.. . . . . 43
Section 904.   Statement by Officers as to Default.. . . . . . . . . . . . 44
Section 905.   Existence.. . . . . . . . . . . . . . . . . . . . . . . . . 44
Section 906.   Maintenance of Properties.. . . . . . . . . . . . . . . . . 44
Section 907.   Payment of Taxes and Other Claims.. . . . . . . . . . . . . 44
Section 908.   Limitation on Dividends; Transactions with Affiliates.. . . 45
Section 909.   Covenants as to the Trust.. . . . . . . . . . . . . . . . . 45
Section 910.   Payment of Expenses.. . . . . . . . . . . . . . . . . . . . 45
Section 911.   Listing on an Exchange. . . . . . . . . . . . . . . . . . . 46
Section 912.   Waiver of Certain Covenants.. . . . . . . . . . . . . . . . 46

                                    ARTICLE TEN

                              REDEMPTION OF DEBENTURES

Section 1001.  Optional and Special Event Redemption.. . . . . . . . . . . 46
Section 1002.  Election to Redeem: Notice to Trustee.. . . . . . . . . . . 47
Section 1003.  Selection by Trustee of Debentures to Be Redeemed.. . . . . 47
Section 1004.  Notice of Redemption. . . . . . . . . . . . . . . . . . . . 48
Section 1005.  Deposit of Redemption Price.. . . . . . . . . . . . . . . . 48
Section 1006.  Debentures Payable on Redemption Date.. . . . . . . . . . . 48
Section 1007.  Debentures Redeemed in Part.. . . . . . . . . . . . . . . . 49

                                   ARTICLE ELEVEN

                                   SUBORDINATION

Section 1101.  Agreement to Subordinate; Ranking of Debentures.. . . . . . 49
Section 1102.  Default on Senior Indebtedness. . . . . . . . . . . . . . . 49
Section 1103.  Liquidation; Dissolution; Bankruptcy. . . . . . . . . . . . 50
Section 1104.  Subrogation.. . . . . . . . . . . . . . . . . . . . . . . . 51
Section 1105.  Trustee to Effectuate Subordination.. . . . . . . . . . . . 52
Section 1106.  Notice by the Company.. . . . . . . . . . . . . . . . . . . 52
Section 1107.  Rights of the Trustee; Holders of Senior Indebtedness.. . . 53


                                      iv

Section 1108.  Subordination May Not Be Impaired.. . . . . . . . . . . . . 53

                                   ARTICLE TWELVE

                                     DEFEASANCE

Section 1201.  Defeasance and Discharge. . . . . . . . . . . . . . . . . . 54
Section 1202.  Conditions to Defeasance. . . . . . . . . . . . . . . . . . 54
Section 1203.  Deposited Money and U.S. Government Obligations to be
                 Held in Trust; Other Miscellaneous Provisions.. . . . . . 56
Section 1204.  Reinstatement.. . . . . . . . . . . . . . . . . . . . . . . 56

                                  ARTICLE THIRTEEN

                         MEETINGS OF HOLDERS OF DEBENTURES

Section 1301.  Purpose for Which Meetings May be Called. . . . . . . . . . 57
Section 1302.  Call, Notice and Place of Meetings. . . . . . . . . . . . . 57
Section 1303.  Persons Entitled to Vote at Meetings. . . . . . . . . . . . 57
Section 1304.  Quorum; Action. . . . . . . . . . . . . . . . . . . . . . . 57
Section 1305.  Determination of Voting Rights; Conduct and Adjournment
                 of Meetings.. . . . . . . . . . . . . . . . . . . . . . . 58
Section 1306.  Counting Votes and Recording Action of Meetings.. . . . . . 59

Exhibit A:     Form of Debenture

                                NEVADA POWER COMPANY
                   Certain Sections of this Indenture relating to
                    Sections 310 through 318, inclusive, of the
                            Trust Indenture Act of 1939:

  Trust Indenture
   Act Section                                      Indenture Section

Section  310 (a) (1)     . . . . . . . . . . . . . .    509
             (a) (2)     . . . . . . . . . . . . . .    509
             (a) (3)     . . . . . . . . . . . . . .    Not Applicable
             (a) (4)     . . . . . . . . . . . . . .    Not Applicable
             (b)         . . . . . . . . . . . . . .    508
                                                        510

Section  311 (a)         . . . . . . . . . . . . . .    513
             (b)         . . . . . . . . . . . . . .    513
Section  311 (a)         . . . . . . . . . . . . . .    601
                         . . . . . . . . . . . . . .    602
             (b)         . . . . . . . . . . . . . .    602
             (c)         . . . . . . . . . . . . . .    602
Section  313 (a)         . . . . . . . . . . . . . .    603
             (b)         . . . . . . . . . . . . . .    603
             (c)         . . . . . . . . . . . . . .    603
             (d)         . . . . . . . . . . . . . .    603
Section  314 (a)         . . . . . . . . . . . . . .    604
             (a) (4)     . . . . . . . . . . . . . .    101
                         . . . . . . . . . . . . . .    904
             (b)         . . . . . . . . . . . . . .    Not Applicable
             (c) (1)     . . . . . . . . . . . . . .    102
             (c) (2)     . . . . . . . . . . . . . .    102
             (c) (3)     . . . . . . . . . . . . . .    Not Applicable
             (d)         . . . . . . . . . . . . . .    Not Applicable
             (e)         . . . . . . . . . . . . . .    102
Section  315 (a)         . . . . . . . . . . . . . .    501
             (b)         . . . . . . . . . . . . . .    502
             (c)         . . . . . . . . . . . . . .    501
             (d)         . . . . . . . . . . . . . .    501
             (e)         . . . . . . . . . . . . . .    414
Section  316 (a)         . . . . . . . . . . . . . .    101
             (a) (1) (A) . . . . . . . . . . . . . .    402
                         . . . . . . . . . . . . . .    412
             (a) (1) (B) . . . . . . . . . . . . . .    413
             (a) (2)     . . . . . . . . . . . . . .    Not Applicable
             (b)         . . . . . . . . . . . . . .    408
             (c)         . . . . . . . . . . . . . .    104
                         . . . . . . . . . . . . . .    401
                         . . . . . . . . . . . . . .    402


                                      i

                         . . . . . . . . . . . . . .    412
Section  317 (a) (1)     . . . . . . . . . . . . . .    403
             (a) (2)     . . . . . . . . . . . . . .    404
             (b)         . . . . . . . . . . . . . .    903
Section  318 (a)         . . . . . . . . . . . . . .    107

----------------
This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Indenture.

          INDENTURE, dated as of ____________, 1998, between NEVADA POWER COMPANY, a corporation duly organized and existing under the laws of the State of Nevada (herein called the "Company"), having its principal office at 6226 West Sahara Avenue, Las Vegas, Nevada 89146, and IBJ SCHRODER BANK & TRUST COMPANY, a New York banking corporation, as Trustee (herein called the "Trustee").

                            RECITALS OF THE COMPANY

          The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance of its ____% Junior Subordinated Deferrable Interest Debentures due 2038 (herein called the "Debentures").

          All things necessary to make this Indenture a valid agreement of the Company, in accordance with its terms, have been done.

          NOW, THEREFORE, THIS INDENTURE WITNESSETH:

          For and in consideration of the premises and the purchase of the Debentures by the Holders thereof, it is mutually agreed, for the equal and proportionate benefit of all Holders of the Debentures, as follows:

                                  ARTICLE ONE

                       DEFINITIONS AND OTHER PROVISIONS
                            OF GENERAL APPLICATION

Section 101.  DEFINITIONS.

          For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

          (1) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

          (2) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

          (3) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with United States generally accepted accounting principles, and, except as otherwise herein expressly provided, the term "generally accepted accounting principles" with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted at the date of such computation;

          (4) the words "Article" and "Section" refer to an Article and Section, respectively, of this Indenture;

          (5) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision; and

          (6) a reference to the masculine includes the feminine and vice versa.

          "Act," when used with respect to any Holder, has the meaning specified in Section 104.

          "Additional Interest" has the meaning given such term in
Section 205(3).

          "Affiliate" has the same meaning as given to that term in Rule 405 of the Securities Act or any successor rule thereunder.

          "Authenticating Agent" means any Person authorized by the Trustee pursuant to Section 514 to act on behalf of the Trustee to authenticate the Debentures.

          "Board of Directors" means either the board of directors of the Company or any duly authorized committee of that board.

          "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification and delivered to the Trustee.

          "Business Day" means any day other than a day on which banking institutions in New York, New York are authorized or required by law to close.

          "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

          "Common Securities" has the meaning given to such term in the Declaration.

          "Company" means the Person named as the "Company" in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean such successor Person.

          "Company Request" or "Company Order" means a written request or order signed in the name of the Company by its Chairman of the Board, Chief Executive Officer, President or a Vice President, Treasurer or an Assistant Treasurer or other officer or agent of the Company duly authorized by the board of directors of the Company to execute such request or order.

          "Compounded Interest" has the meaning given such term in Section 206.

          "Corporate Trust Office" means the principal office of the Trustee at which at any particular time its corporate trust business shall be administered, which office at the date of execution of this Indenture is located at One State Street, New York, New York 10004, Attention: Corporate Trust Department.

          "Corporation" means a corporation, association, company, joint-stock company or statutory business trust.

          "Debentures" has the meaning stated in the first recital of this Indenture and more particularly means any Debentures authenticated and delivered under this Indenture.

          "Debt" means with respect to the Company whether recourse is to all or a portion of the assets of the Company and whether or not contingent,
(i) every obligation of the Company for money borrowed, (ii) every obligation of the Company evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses, (iii) every reimbursement obligation of the Company with respect to letters of credit, bankers' acceptances, lines of credit or similar facilities issued for the account of the Company, (iv) every obligation of the Company issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business)
(v) every capital lease obligation of the Company and (vi) every obligation of the type referred to in clauses (i) through (v) of another person and all dividends of another person the payment of which, in either case, the Company has guaranteed or is responsible or liable for, directly or indirectly, as obligor or otherwise.

          "Declaration" means the Amended and Restated Declaration of Trust relating to the Trust dated as of ____________, 1998 among Nevada Power Company, as sponsor, IBJ Schroder Bank & Trust Company, as Property Trustee, Delaware Trust Capital Management, Inc., as Delaware Trustee, Richard L. Hinckley and Richard C. Schmalz, as Regular Trustees, and the holders, from time to time, of undivided beneficial interests in the Trust issued pursuant to the Declaration.

          "Defaulted Interest" has the meaning specified in Section 215.

          "Defeasance" has the meaning specified in Section 1201.

          "Deferred Interest" means Additional Interest and Compounded Interest; any reference herein to interest on the Subordinated Debentures shall be deemed to include any Deferred Interest.

          "Definitive Debentures" has the meaning specified in Section 201.

          "Definitive Preferred Security Certificates" has the meaning given such term in the Declaration.

          "Delaware Trustee" has the meaning given such term in the Declaration.

          "Depositary" means, with respect to Debentures issuable in whole or in part in the form of one or more Global Debentures, a clearing agency registered under the Exchange Act that is designated to act as Depositary for the Debentures; the initial Depositary shall be The Depository Trust Company, New York, New York.

          "Dissolution Event" means a termination of the Trust pursuant to
Section 8.1(a)(v) of the Declaration pursuant to which the Debentures held by the Property Trustee are to be distributed to the holders of the Trust Securities in accordance with the Declaration.

          "Distributions" has the meaning given such term in the Declaration.

          "Event of Default" has the meaning specified in Section 401.

          "Exchange Act" means the Securities Exchange Act of 1934, as the same may be amended from time to time, and any successor legislation.

          "Extended Maturity Date" means, if the Company elects to extend the Maturity Date in accordance with Section 202(2), the date selected by the Company which is after ____________, 2038 but no later than ____________, 2047.

          "Extension Period" has the meaning given such term in Section 206.

          "Global Certificate" has the meaning given such term in the Declaration.

          "Global Debentures" has the meaning given such term in
Section 204(1)(a).

          "Holder" means the Person in whose name a Debenture is registered in the Register.

          "Indenture" means this instrument as originally executed or as it may from time to time be supplemented or amended, including, for all purposes of this instrument, the provisions of the Trust Indenture Act that are deemed to be a part of and govern this instrument.

          "Interest Payment Date," has the meaning given to such term in
Section 205(1).

          "Interest Rate" has the meaning given such term in Section 205(1).

          "Investment Company Act Event" means receipt by the Trust or the Company of an opinion of nationally recognized independent counsel experienced in such matters to the effect that, as a result of a change in law or regulation or a written change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority after the date hereof, there is more than an insubstantial risk that the Trust is or will be considered an investment company under the Investment Company Act of 1940 (the "1940 Act").

          "Lien" means any lien, mortgage, pledge, security interest, charge or other encumbrance of any kind.

          "Maturity," when used with respect to any Debenture, means the date on which the principal of such Debenture or an installment of interest thereon becomes due and payable as therein or herein provided, whether at an Interest Payment Date, at the Maturity Date or by declaration of acceleration, call for redemption or otherwise.

          "Maturity Date" means the date determined in accordance with
Section 202 and on which the Debentures shall mature and the principal thereof shall be due and payable together with all accrued and unpaid interest thereon, including Deferred Interest, if any, which date shall be either ____________, 2038 or the Extended Maturity Date.

          "Officer's Certificate" means a certificate signed by the Chief Executive Officer, President, a Vice President, Treasurer or an Assistant Treasurer or other officer or agent of the Company duly authorized by the board of directors of the Company to execute such certificate, and delivered to the Trustee. The officer signing an Officer's Certificate pursuant to
Section 904 shall be the principal executive, financial or accounting officer of the Company.

          "Opinion of Counsel" means a written opinion of counsel, who may be counsel for the Company, and who shall, and which opinion shall, be acceptable to the Trustee.

          "Outstanding," when used with respect to the Debentures, means, as of the date of determination, all Debentures theretofore authenticated and delivered under this Indenture, EXCEPT:

          (1) Debentures theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

          (2) Debentures for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Debentures; provided that, if such Debentures are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

          (3)  Debentures as to which Defeasance has been effected pursuant to
     Section 1202; and

          (4) Debentures which have been paid pursuant to Section 214 or in exchange for or in lieu of which other Debentures have been authenticated and delivered pursuant to this Indenture, other than any such Debentures in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Debentures are held by a bona fide purchaser in whose hands such Debentures are valid obligations of the Company;

PROVIDED, HOWEVER, that in determining whether the Holders of the requisite principal amount of the Outstanding Debentures have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Debentures owned by the Company or any other obligor upon the Debentures or any Subsidiary of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Debentures which a Responsible Officer of the Trustee knows to be so owned shall be so disregarded. Debentures so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Debentures and that the pledgee is not the Company or any other obligor upon the Debentures or any Subsidiary of the Company or of such other obligor.

          "Paying Agent" means any Person authorized by the Company to pay the principal of or interest on any Debenture on behalf of the Company.

          "Person" means a legal person, including any individual, corporation, estate, limited liability company, partnership, joint venture, association, joint stock company, trust, statutory business trust, unincorporated association or government or any agency or political subdivision thereof.

          "Place of Payment" means, except as otherwise specified herein, the Corporate Trust Office of the Trustee.

          "Predecessor Debenture" of any particular Debenture means every previous Debenture evidencing all or a portion of the same debt as that evidenced by such particular Debenture; and, for the purposes of this definition, any Debenture authenticated and delivered under Section 214 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Debenture shall be deemed to evidence the same debt as the lost, destroyed, mutilated or stolen Debenture.

          "Preferred Securities" means 2,800,000 ____% Trust Issued Preferred Securities of the Trust representing preferred undivided beneficial interests in the assets of the Trust.

          "Preferred Securities Guarantee" has the meaning given such term in the Declaration.

          "Property Trustee" has the meaning given such term in the Declaration.

          "Redemption Date", when used with respect to any Debenture to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

          "Redemption Price" has the meaning specified in Section 1001(1)(a).

          "Register" and "Registrar" have the respective meanings specified in Section 213.

          "Regular Record Date" has the meaning given to such term in
Section 205(1).

          "Regular Trustee" has the meaning given to such term in the Declaration.

          "Responsible Officer," when used with respect to the Trustee, means any vice president, the secretary, any assistant secretary, the treasurer, any assistant treasurer or any other officer in the Corporate Trust Office of the Trustee customarily performing functions similar to those performed by any of the above designated officers and having direct responsibility for the administration of this Indenture, and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

          "Securities Act" means the Securities Act of 1933, as the same may be amended from time to time, or any successor legislation.

          "Senior Indebtedness" means, with respect to the Company, principal of and premium and interest, if any, on Debt of the Company, except for
(i) any Debt that is by its terms subordinated to or PARI PASSU with the Debentures, (ii) any Debt (including all other debt securities and guarantees in respect of those debt securities) initially issued to any trust, or a trustee of such trust, partnership, or other entity affiliated with the Company that is, directly or indirectly, a financing vehicle of the Company in connection with the issuance by such entity of preferred securities or other similar securities that contain or have applicable thereto subordination provisions substantially identical in effect to the subordination provisions set forth herein applicable to the Debentures providing for such indebtedness being junior and subordinate in right of payment to all Senior Indebtedness, (iii) any Debt of the Company which when incurred and without respect to any election under Section 1111(b) of the United States Bankruptcy Code, was without recourse to the Company, (iv) any Debt of the Company to any of its Subsidiaries, (v) Debt to any employee of the Company, (vi) any liability for taxes and (vii) Debt or monetary obligations to trade creditors created or assumed by the Company or any of its Subsidiaries in the ordinary course of business in connection with the obtaining of goods, materials or services.

          "Special Event" means the occurrence of an Investment Company Act Event or a Tax Event.

          "Special Record Date" for the payment of any Defaulted Interest on any Debenture means a date fixed by the Trustee pursuant to Section 215.

          "Subsidiary" means a corporation more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by the Company or by one or more other Subsidiaries, or by the Company and one or more other Subsidiaries. For the purposes of this definition, "voting stock" means stock which ordinarily has voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

          "Tax Event" means receipt by the Trust or the Company of an opinion of nationally recognized independent tax counsel experienced in such matters to the effect that, as a result of (i) any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, (ii) any amendment to or change in an interpretation or application of such laws or regulations by any legislative body, court, governmental agency or regulatory authority (including the enactment of any legislation and the publication of any judicial decision or regulatory determination on or after the date hereof), (iii) any interpretation or pronouncement by any such body, court, agency or authority that provides for a position with respect to such laws or regulations that differs from the theretofore generally accepted position or (iv) any action taken by any governmental agency or regulatory authority, which amendment or change is enacted, promulgated or effective, or which interpretation or pronouncement is issued or announced, or which action is taken, in each case on or after the date hereof, there is more than an insubstantial risk that
(a) the Trust is, or within 90 days of the date thereof will be, subject to United States federal income tax with respect to income accrued or received on the Debentures, (b) interest payable by the Company on the Debentures is not, or within 90 days of the date thereof will not be, deductible by the Company for United States federal income tax purposes or (c) the Trust is, or within 90 days of the date thereof will be, subject to more than a DE MINIMIS amount of other taxes, duties or other governmental charges.

          "Trust" means NVP Capital III, a Delaware statutory business trust.

          "Trustee" means the Person named as the "Trustee" in the first paragraph of this instrument until a successor Trustee shall have become such with respect to the Debentures pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean or include each Person who is then a Trustee hereunder.

          "Trust Indenture Act" means the Trust Indenture Act of 1939 as the same may be amended from time to time, or any successor legislation.

          "Trust Securities" means Common Securities and Preferred Securities.

          "U.S. Government Obligations" has the meaning specified in
Section 1202(1).

          "Vice President", when used with respect to the Company or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title "vice president".

Section 102.  COMPLIANCE CERTIFICATES AND OPINIONS.

          Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee such certificates and opinions as may be required under the Trust Indenture Act. Each such certificate or opinion shall be given in the form of an Officer's Certificate, if to be given by an officer of the Company, or an Opinion of Counsel, if to be given by counsel, and shall comply with the requirements of the Trust Indenture Act and any other requirements set forth in this Indenture.

          Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

          (1) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

          (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (3) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (4) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

Section 103.  FORM OF DOCUMENTS DELIVERED TO TRUSTEE.

          In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

          Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or opinion of counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

          Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Section 104.  ACTS OF HOLDERS; RECORD DATES.

          Any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent, or of the holding by any Person of a Debenture, shall be sufficient for any purpose of this Indenture and (subject to Section 501) conclusive in favor of the Trustee and the Company and any agent of the Trustee or the Company, if made in the manner provided in this Section.

          The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

          The ownership, principal amount and serial number of Debentures shall be proved by the Register.

          Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Debenture shall bind every future Holder of the same Debenture and the Holder of every Debenture issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Debenture.

          The Company may, in the circumstances permitted by the Trust Indenture Act, set any day as the record date for the purpose of determining the Holders of Outstanding Debentures entitled to give or take any request, demand, authorization, direction, notice, consent, waiver or other action permitted by this Indenture to be given or taken by Holders of Debentures. With regard to any record date set pursuant to this paragraph, the Holders of Outstanding Debentures on such record date (or their duly appointed agents), and only such Persons, shall be entitled to give or take the relevant action, whether or not such Holders remain Holders after such record date. With regard to any action that may be given or taken hereunder only by Holders of a requisite principal amount of Outstanding Debentures (or their duly appointed agents) and for which a record date is set pursuant to this paragraph, the Company may, at its option, set an expiration date after which no such action purported to be given or taken by any Holder shall be effective hereunder unless given or taken on or prior to such expiration date by Holders of the requisite principal amount of Outstanding Debentures on such record date (or their duly appointed agents). On or prior to any expiration date set pursuant to this paragraph, the Company may, on one or more occasions at its option, extend such date to any later date. Nothing in this paragraph shall prevent any Holder (or any duly appointed agent thereof) from giving or taking, after any expiration date, any action identical to, or, at any time, contrary to or different from, any action given or taken, or purported to have been given or taken, hereunder by a Holder on or prior to such date, in which event the Company may set a record date in respect thereof pursuant to this paragraph.

          Without limiting the foregoing, a Holder entitled hereunder to give or take any action hereunder with regard to any particular Debenture may do so with regard to all or any part of the principal amount of such Debenture or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any different part of such principal amount.

Section 105.   NOTICES, ETC., TO TRUSTEE AND COMPANY.

          Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

          (1) the Trustee by any Holder or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its Corporate Trust Office or sent by facsimile to the Trustee at (212) 858-2952 or at any other number previously furnished in writing to the Company by the Trustee, or

          (2) the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Company addressed to it to the attention of its Treasurer at the address of its principal office specified in the first paragraph of this instrument or at any other address previously furnished in writing to the Trustee by the Company or if sent to the Company by facsimile addressed to it to the attention of its Treasurer at (702) 367-5864.

Section 106.   NOTICE TO HOLDERS; WAIVER.

          Except as otherwise expressly provided in or pursuant to this Indenture, where this Indenture provides for notice to Holders of Debentures of any event, such notice shall be sufficiently given to Holders of Debentures if in writing and mailed, first-class postage prepaid, to each Holder of a Debenture affected by such event, at his address as it appears in the Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice.

          In any case where notice to Holders of Debentures is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder of a Debenture shall affect the sufficiency of such notice with respect to other Holders of Debentures given as provided herein.
Any notice which is mailed in the manner herein provided shall be conclusively presumed to have been duly given or provided. In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

          Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders of Debentures shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

Section 107.   CONFLICT WITH TRUST INDENTURE ACT.

          If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required under such Act to be a part of and govern this Indenture, the latter provision shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.

Section 108.   EFFECT OF HEADINGS AND TABLE OF CONTENTS.

          The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 109.   SUCCESSORS AND ASSIGNS.

          All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

Section 110.   SEPARABILITY CLAUSE.

          In case any provision in this Indenture or any Debenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 111.   BENEFITS OF INDENTURE.

          Nothing in this Indenture or the Debentures, express or implied, shall give to any Person (including any Paying Agent or Authenticating Agent appointed pursuant to Section 514), other than the parties hereto and holders of Senior Indebtedness and their successors hereunder and the Holders of Debentures, any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 112.   GOVERNING LAW.

          This Indenture and the Debentures shall, pursuant to New York General Obligations Law Section 5-1401, be governed by and construed in accordance with the law of the State of New York.

Section 113.   LEGAL HOLIDAYS.

          In any case where any Redemption Date or the Maturity Date shall not be a Business Day at the Place of Payment, then (notwithstanding any other provision of this Indenture or the Debentures) payment of principal need not be made at the Place of Payment on such date, but may be made on the next succeeding Business Day at the Place of Payment with the same force and effect as if made on the respective Redemption Date or the Maturity Date, provided that no interest shall accrue for the period from and after such Redemption Date or the Maturity Date, as the case may be.

                                 ARTICLE TWO

                                THE DEBENTURES

Section 201.   FORM AND DATING.

          There is hereby authorized $72,164,950 aggregate principal amount of Debentures designated the "____% Junior Subordinated Deferrable Interest Debentures due 2038." Pursuant to Section 211, the Debentures are to be initially issued in fully registered certificated form without interest coupons ("Definitive Debentures") in the name of the Property Trustee pursuant to the Declaration on behalf of the Trust. The Debentures and the Trustee's certificate of authentication thereof shall be substantially in the form set forth in Exhibit A hereto, which is hereby incorporated in and made a part of this Indenture. The Debentures may have such notations, legends or endorsements as may be required by any law, rule, usage or agreement to which the Company is subject.

Section 202.   MATURITY.

          (1)  The Maturity Date will be either:

               (a)  ____________, 2038; or

               (b) if the Company elects to extend the Maturity Date in accordance with Section 202(2), the Extended Maturity Date.

          (2) The Company may at any time before the day which is 90 days before ____________, 2038, elect to extend the Maturity Date only once to the Extended Maturity Date, PROVIDED THAT the following conditions in this
     Section 202(2) are satisfied both at the date the Company gives notice in accordance with Section 202(3) of its election to extend the Maturity Date and at ____________, 2038:

               (a) the Company shall not have pending a bankruptcy petition pursuant to 11 U.S.C. Sections 101 ET. SEQ. or a similar petition arising under the laws of any other jurisdiction or otherwise be insolvent;

               (b) an Event of Default shall not have occurred and be continuing;

               (c) the Company has made timely payments on the Debentures for the immediately preceding 18 months without deferrals of interest;

               (d) the Trust is not in arrears on payments of Distributions on the Preferred Securities; and

               (e) the Debentures are rated not less than BBB- by Standard & Poor's Ratings Services or Fitch IBCA, Inc. or the equivalent by any other nationally recognized statistical rating organization; and

               (f) the Extended Maturity Date is not later than the 49th anniversary of the issuance of the Preferred Securities.

          (3) If the Company elects to extend the Maturity Date in accordance with this Section 202, the Company shall give notice to Holders of the Debentures, the Property Trustee, the Trust and the Trustee of the extension of the Maturity Date and the Extended Maturity Date at least 90 days before ____________, 2038.

Section 203.   PAYMENT.

          Principal of and interest on Definitive Debentures will be payable, the transfer of such Debentures will be registrable and such Debentures will be exchangeable for Debentures bearing identical terms and provisions, at the Corporate Trust Office of the Trustee; provided, however, that payment of interest may be made at the option of the Company by check mailed to the Holder at such address as shall appear in the Register. Notwithstanding the foregoing,
(1) so long as the Holder of the Debentures is the Property Trustee, the payment of the principal of and interest, including Deferred Interest, if any, on such Debentures held by the Property Trustee will be made in immediately available funds at such place and to such account as may be designated by the Property Trustee and (2) so long as the Debentures are represented by a Global Debenture, the payment of principal of and interest on the Debentures will be made in immediately available funds to the Depositary.

Section 204.   GLOBAL DEBENTURES.

          (1)  In connection with a Dissolution Event:

               (a) if the Preferred Securities are represented by a global certificate, the Definitive Debentures registered in the name of the Property Trustee having an aggregate principal amount equal to the aggregate liquidation amount of such global certificate shall be presented to the Trustee by the Property Trustee for cancellation in exchange for one global Debenture in an aggregate principal amount equal to such Definitive Debentures (the "Global Debentures") to be registered in the name of the Depositary, or its nominee, and delivered by the Trustee to the Depositary for crediting to the accounts of its participants pursuant to the instructions of a Regular Trustee. The Company upon any such presentation shall execute the Global Debentures in such aggregate principal amount and deliver the same to the Trustee together with a Company Order for authentication and delivery in accordance with this Indenture; and

               (b) if any Preferred Securities are represented by a Definitive Preferred Security Certificate, the Definitive Debentures shall be presented to the Trustee by the Property Trustee for cancellation and such Definitive Preferred Security Certificate will be deemed to represent beneficial interests in such Definitive Debentures until such Definitive Preferred Security Certificate is presented to the Company or its agent for transfer or reissuance, at which time such Definitive Preferred Security Certificate will be cancelled, and Definitive Debentures registered in the name of the holder of such Definitive Preferred

          Security Certificate or the transferee of the holder of such Definitive Preferred Security Certificate, as the case may be, with an aggregate principal amount equal to the aggregate liquidation amount of such Definitive Preferred Security Certificate will be executed by the Company and delivered to the Trustee together with a Company Order for authentication and delivery in accordance with this Indenture.

          (2) The Global Debentures may be transferred, in whole but not in part only to another nominee of the Depositary, or to a successor Depositary selected or approved by the Company or to a nominee of such successor Depositary.

          (3) The Global Debentures are exchangeable for Definitive Debentures registered in the names of persons other than the Depositary or its nominee only if (a) the Depositary notifies the Company that it is unwilling or unable to continue as a depository for such Global Debentures and no successor depository shall have been appointed, (b) the Depositary, at any time, ceases to be a clearing agency registered under the Exchange Act at which time the Depositary is required to be so registered to act as such depository and no successor depository shall have been appointed, (c) the Company, in its sole discretion, determines that such Global Debentures are so exchangeable or (d) there shall have occurred an Event of Default with respect to the Debentures. In such event the Company will execute and, subject to this Article Two, the Trustee will authenticate and deliver Definitive Debentures, in authorized denominations, and in an aggregate principal amount equal to the principal amount of the Global Debentures in exchange for such Global Debentures. Upon the exchange of the Global Debentures for such Definitive Debentures, in authorized denominations, the Global Debentures shall be cancelled by the Trustee. Such Definitive Debentures issued in exchange for the Global Debentures shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee in writing. The Trustee shall deliver such Definitive Debentures to the Depositary for delivery to the Persons in whose names such Definitive Debentures are so registered.

Section 205.   INTEREST.

          (1) Each Debenture will bear interest at the rate of ____% per annum (the "Interest Rate") from the original date of issuance until the principal thereof becomes due and payable, and on any overdue principal and (to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the Interest Rate, compounded quarterly, payable (subject to the provisions of Section
     206) quarterly in arrears on March 31, June 30, September 30 and December 31 of each year (each, an "Interest Payment Date"), commencing on December 31, 1998, to the Person in whose name such Debenture or any predecessor Debenture is registered, at the close of business on the regular record date for such interest installment, which, in respect of any Debenture registered in the name of the Property Trustee or any Global Debenture, shall be the close of business on the Business Day next preceding that Interest Payment Date (the "Regular Record Date"). Notwithstanding the foregoing sentence, if the Debentures are not registered in the name of the Property Trustee or if the Debentures are not represented by Global Debentures, the Company may select a regular record date for such interest installment which shall be any date at least one Business Day before an Interest Payment Date.

          (2) The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. Except as provided in the following sentence, the amount of interest payable for any period shorter than a full quarterly period for which interest is computed, will be computed on the basis of the actual number of days elapsed in such a 30-day month. In the event that any date on which interest is payable on the Debentures is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, notwithstanding the provisions of Section 113, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date.

          (3) If at any time while the Property Trustee is the Holder of any Debentures, the Trust is required to pay any taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed by the United States, or any other taxing authority, then, in such case, the Company will pay as additional interest on the Debentures ("Additional Interest"), such additional amounts as shall be required so that the net amounts received and retained by the Trust after paying such taxes, duties, assessments or other governmental charges will not be less than the amounts the Trust would have received had no such taxes, duties, assessments or other governmental charges been imposed.

Section 206.   EXTENSION OF INTEREST PAYMENT PERIOD.

          So long as no Event of Default has occurred and is continuing, the Company shall have the right at any time, and from time to time, during the term of the Debentures to defer payments of interest by extending the interest payment period on the Debentures for a period not exceeding 20 consecutive quarters (each, an "Extension Period"), and not beyond the Maturity Date. To the extent permitted by applicable law, interest, the payment of which has been deferred because of the extension of the interest payment period pursuant to this Section 206, will bear interest thereon at the Interest Rate compounded quarterly for each quarter of the Extension Period ("Compounded Interest"). At the end of the Extension Period the Company shall pay all interest accrued and unpaid on the Debentures, including any Deferred Interest that shall be payable, to the Holders of the Debentures in whose names the Debentures are registered in the Register on the first Regular Record Date after the end of the Extension Period. Prior to the termination of any Extension Period, the Company may further defer payments of interest by extending the interest payment period, provided that such Extension Period together with all such previous and further extensions thereof shall not exceed 20 consecutive quarters or the Maturity Date. Upon the termination of any Extension Period and upon the payment of all amounts then due, the Company may commence a new Extension Period, subject to the foregoing requirements. No interest shall be due and payable during an Extension Period except at the end thereof.

Section 207.   NOTICE OF EXTENSION.

          (1) If the Property Trustee is the only Holder of the Debentures at the time the Company selects an Extension Period, the Company shall give written notice to the Regular Trustees, and the Property Trustee of its selection of such Extension Period one Business Day prior to the earlier of
     (a) the next succeeding date on which Distributions on the Trust Securities are payable and (b) the date the Regular Trustees are required to give notice of the record date or the date such Distributions are payable to the New York Stock Exchange, Inc. (or other applicable self-regulatory organization) or to holders of the Preferred Securities, but in any event at least one Business Day before such record date.

          (2) If the Property Trustee is not the only Holder of the Debentures at the time the Company selects an Extension Period, the Company shall give the Holders of the Debentures and the Trustee written notice of its selection of such Extension Period 10 Business Days prior to the earlier of
     (i) the next succeeding Interest Payment Date and (ii) the date the Company is required to give notice of the record or such Interest Payment Date of such interest payment to the New York Stock Exchange, Inc. (or other applicable self-regulatory organization) or to Holders.

          (3)  The quarter in which any notice is given pursuant to paragraphs
     (1) or (2) of this Section 207 shall be counted as one of the 20 quarters permitted in the maximum Extension Period permitted under Section 206.

Section 208.   NO SINKING FUND.

          The Debentures are not entitled to the benefit of any sinking fund.

Section 209.   FORM OF LEGEND FOR GLOBAL DEBENTURES.

          Every Global Debenture authenticated and delivered hereunder shall bear a legend in substantially the following form:

          "THIS DEBENTURE IS A GLOBAL DEBENTURE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. THIS GLOBAL DEBENTURE IS EXCHANGEABLE FOR DEBENTURES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS DEBENTURE (OTHER THAN A TRANSFER OF THIS DEBENTURE AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN SUCH LIMITED CIRCUMSTANCES. EVERY DEBENTURE DELIVERED UPON REGISTRATION OF TRANSFER OF, OR IN EXCHANGE FOR, OR IN LIEU OF, THIS GLOBAL DEBENTURE SHALL BE A GLOBAL DEBENTURE SUBJECT TO THE FOREGOING, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED ABOVE.

          UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN

AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS TO BE MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF
DTC), ANY TRANSFER, PLEDGE OR OTHERWISE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN."

Section 210.   DENOMINATIONS.

          The Debentures shall be issued in denominations of $25 and any integral multiple thereof.

Section 211.   EXECUTION, AUTHENTICATION, DELIVERY AND DATING.

          The Debentures shall be executed on behalf of the Company by its Chairman of the Board, its Vice Chairman of the Board, its President or one of its Vice Presidents or any other authorized officer under its corporate seal reproduced thereon attested by its Secretary or one of its Assistant Secretaries. The signature of any of these officers on the Debentures may be manual or facsimile.

          Debentures bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Debentures.

          The Company shall deliver the Debentures, executed by the Company, to the Trustee for authentication, together with a Company Order (attaching a form of the Debentures) for the authentication and delivery of the Debentures, and the Trustee in accordance with the Company Order shall authenticate and deliver such Debentures. Each Debenture shall be dated the date of its authentication. The Trustee shall be entitled to receive and (subject to Section 501) shall be fully protected in relying upon an Opinion of Counsel stating that the Debentures, when authenticated and delivered by the Trustee and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute the legally valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors, rights generally (including, without limitation, fraudulent conveyance laws) and by general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief regardless of whether considered in a proceeding in equity or at law.

          No Debenture shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Debenture a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature, and such certificate upon any Debenture shall be conclusive evidence, and the only evidence, that such Debenture has been duly authenticated and delivered hereunder. Notwithstanding the foregoing, if any Debenture shall have been authenticated and delivered hereunder but never issued and sold by the Company, and the Company shall deliver such Debenture to the Trustee for cancellation as provided in Section 217, for all purposes of this Indenture such Debenture shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.

Section 212.   TEMPORARY DEBENTURES.

          Pending the preparation of Definitive Debentures or Global Debentures hereunder, the Company may execute, and upon Company Order the Trustee shall, at the expense of the Company, authenticate and deliver, temporary Debentures which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of such Definitive Debentures or Global Debentures in lieu of which they are issued, in registered form and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such temporary Debentures may determine, as evidenced by their execution of such temporary Debentures.

          Every temporary Debenture shall be executed by the Company and authenticated by the Trustee and registered by the Registrar, upon the same conditions, and with like effect, as a Definitive Debenture or a Global Debenture.

          If temporary Debentures are issued, the Company will cause Definitive Debentures or Global Debentures, as the case may be, to be prepared without unreasonable delay. After the preparation of such Definitive Debentures or Global Debentures, the temporary Debentures shall be exchangeable for such Definitive Debentures or Global Debentures upon surrender of the temporary Debentures at the office or agency of the Company in the Place of Payment, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Debentures, the Company shall execute and the Trustee shall, at the expense of the Company, authenticate and deliver in exchange therefor one or more Definitive Debentures or Global Debentures, of any authorized denominations and of a like aggregate principal amount and tenor. Until so exchanged such temporary Debentures shall in all respects be entitled to the same benefits under this Indenture as Definitive Debentures or Global Debentures.

Section 213.   REGISTRATION OF TRANSFER AND EXCHANGE.

          The Company shall cause to be kept at the Corporate Trust Office of the Trustee a register (the register maintained in such office and in any other office or agency of the Company specified therefor being herein sometimes collectively referred to as the "Register") in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of transfer or exchange of Debentures. The Trustee is hereby appointed "Registrar" for the purpose of registering transfers or exchanges of Debentures as herein provided.

          Upon surrender for registration of transfer of any Debenture at the Corporate Trust Office of the Trustee or any office or agency specified therefor by the Company, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Debentures, of any authorized denominations and of a like aggregate principal amount and tenor.

          At the option of the Holder, Debentures may be exchanged for other Debentures, of any authorized denominations and of a like aggregate principal amount and tenor, upon surrender of the Debentures to be exchanged at such office or agency. Whenever any Debentures are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Debentures which the Holder making the exchange is entitled to receive.

          All Debentures issued upon any registration of transfer or exchange of Debentures shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Debentures surrendered upon such registration of transfer or exchange.

          Every Debenture presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar duly executed, by the Holder thereof or his attorney duly authorized in writing.

          No service charge shall be made for any registration of transfer or exchange of Debentures, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Debentures, other than exchanges pursuant to Section 212, 806 or 1007 not involving any transfer.

          The Company shall not be required (1) to issue, register the transfer of or exchange Debentures during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of Debentures selected for redemption under Section 1003 and ending at the close of business on the day of such mailing, or (2) to register the transfer or exchange of any Debenture so selected for redemption in whole or in part, except the unredeemed portion of any Debenture being redeemed in part.

          Notwithstanding any other provision in this Indenture, no Global Debenture may be transferred to, or registered or exchanged for Definitive Debentures unless such transfer, registration or exchange complies with
Section 204. Notwithstanding any other provision in this Indenture, a Global Debenture to which the restriction set forth in the preceding sentence shall have ceased to apply may be transferred only to, and may be registered and exchanged for Definitive Debentures registered only in the name or names of, such Person or Persons as the Depositary for such Global Debenture shall have directed and no transfer thereof other than such a transfer may be registered.

          Every Debenture authenticated and delivered upon registration of transfer of, or in exchange for or in lieu of, a Global Debenture to which the restriction set forth in the first sentence of the preceding paragraph shall apply, whether pursuant to this Section 213, Section 212, 214, 806 or 1007 or otherwise, shall be authenticated, registered and delivered in the form of, and shall be, a Global Debenture.

Section 214.   MUTILATED, DESTROYED, LOST AND STOLEN DEBENTURES.

          If any mutilated Debenture is surrendered to the Trustee, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Debenture of like tenor and principal amount and bearing a number not contemporaneously outstanding.

          If there shall be delivered to the Company and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Debenture and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such Debenture has been acquired by a bona fide purchaser, the Company shall execute and the Trustee, pursuant to a Company Order, shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Debenture, a new Debenture of like tenor and principal amount and bearing a number not contemporaneously outstanding.

          In case any such mutilated, destroyed, lost or stolen Debenture has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Debenture, pay such Debenture.

          Upon the issuance of any new Debenture under this Section 214, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

          Every new Debenture, issued pursuant to this Section in lieu of any mutilated, destroyed, lost or stolen Debenture shall constitute an original additional contractual obligation of the Company, whether or not the mutilated, destroyed, lost or stolen Debenture shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Debentures duly issued hereunder.

          The provisions of this Section 214 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Debentures.

Section 215.   DEFAULTED INTEREST; INTEREST RIGHTS PRESERVED.

          Any interest on any Debenture which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called "Defaulted Interest") shall forthwith cease to be payable to the Holder thereof on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (1) or (2) below:

          (1) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names such Debentures (or their respective Predecessor Debentures) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Debenture and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause (1) provided. Thereupon the Trustee shall fix a special record date (the "Special Record Date") for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment.
     The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder of Debentures at his address as it appears in the Register, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Debentures (or their respective Predecessor Debentures) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (2).

          (2) The Company may make payment of any Defaulted Interest on the Debentures in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Debentures may be listed, and upon such notice as may be required by such exchange, if, after notice is given by the Company to the Trustee of the proposed payment pursuant to this clause (2), such manner of payment shall be deemed practicable by the Trustee.

          Subject to the foregoing provisions of this Section 215, each Debenture delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Debenture shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Debenture.

Section 216.   PERSONS DEEMED OWNERS.

          Prior to due presentment of a Debenture for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Debenture is registered as the owner of such Debenture for the purpose of receiving payment of principal of and any interest on such Debenture and for all other purposes whatsoever, whether or not such Debenture be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

          None of the Company, the Trustee, any Paying Agent or the Registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Debenture or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

          In the event Debentures are represented by Global Debentures, the Trustee may deal with the Depositary as the authorized representative of the beneficial owners thereof and the Depositary may be treated by the Trustee and its agents, employees, officers and directors as the sole Holder of the Debentures so issued for all purposes hereunder.

Section 217.   CANCELLATION.

          All Debentures surrendered for payment, redemption, registration of transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Debentures previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and may deliver to the Trustee (or to any other Person for delivery to the Trustee) for cancellation any Debentures previously authenticated hereunder which the Company has not issued and sold, and all Debentures so delivered shall be promptly cancelled by the Trustee. No Debentures shall be authenticated in lieu of or in exchange for any Debentures cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Debentures held by the Trustee shall be disposed of as directed by a Company Order.

                                   ARTICLE THREE

                             SATISFACTION AND DISCHARGE

Section 301.   SATISFACTION AND DISCHARGE OF INDENTURE.

          This Indenture shall upon Company Request cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of Debentures herein expressly provided for), and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when

          (1)  either

               (a) all Debentures theretofore authenticated and delivered (other than (i) Debentures which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 214, and
          (ii) Debentures for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in
          Section 903) have been delivered to the Trustee for cancellation; or

               (b) all such Debentures not theretofore delivered to the Trustee for cancellation have become due and payable, and the Company has deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose an amount sufficient to pay and discharge the entire indebtedness on such Debentures, for principal and any interest to the date of such deposit;

          (2) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

          (3) the Company has delivered to the Trustee an Officer's Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

          Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 507, the obligations of the Trustee to any Authenticating Agent under Section 514 and, if money shall have been deposited with the Trustee pursuant to subclause (b) of Clause (1) of this Section 301, the obligations of the Trustee under Section 302 and the last paragraph of Section 903 shall survive.

Section 302.   APPLICATION OF TRUST MONEY.

          Subject to provisions of the last paragraph of Section 903, all money deposited with the Trustee pursuant to Section 301 shall be held in trust and applied by it, in accordance with the provisions of the Debentures and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal and interest for whose payment such money has been deposited with the Trustee.

                                    ARTICLE FOUR

                                      REMEDIES

Section 401.   EVENTS OF DEFAULT.

          "Event of Default," wherever used herein with respect to the Debentures, means any one of the following events (whatever the reason for such Event of Default and whether it shall be occasioned by the provisions of Article Fourteen or be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

          (1) default in the payment of any interest upon any Debenture when it becomes due and payable, and continuance of such default for a period of 10 days; provided, however, that a valid extension of the interest payment period by the Company for the Debentures in accordance with this Indenture shall not constitute a default in the payment of interest; or

          (2) default in the payment of the principal of any Debenture at its Maturity; provided, however, that a valid extension of the maturity of the Debentures in accordance with this Indenture shall not constitute a default in the payment of principal; or

          (3) default in the performance, or breach, of any covenant or warranty of the Company in this Indenture (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in this Section specifically dealt with), and continuance of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Outstanding Debentures a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; or

          (4) the entry by a court having jurisdiction in the premises of (i) a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or (ii) a decree or order adjudging the Company a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under any applicable Federal or State law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days; or

          (5) the commencement by the Company of a voluntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable Federal or State law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company in furtherance of any such action; or

          (6) the Trust shall have voluntarily or involuntarily dissolved, wound up its business or otherwise terminated its existence pursuant to the Declaration except in connection with (i) the distribution of Debentures to holders of Trust Securities in liquidation or redemption of their interests in the Trust, (ii) the redemption of all of the outstanding Trust Securities of the Trust, or (iii) certain mergers, consolidations or amalgamations, each as permitted by the Declaration.

Section 402.   ACCELERATION OF MATURITY; RESCISSION AND ANNULMENT.

          If an Event of Default with respect to Debentures at the time Outstanding occurs and is continuing, then in every such case the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Debentures may declare the principal amount of all of the Debentures to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration such principal amount (or specified amount) shall become immediately due and payable.

          At any time after such a declaration of acceleration with respect to the Debentures has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in aggregate principal amount of the Outstanding Debentures, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if

         (1) the Company has paid or deposited with the Trustee a sum sufficient to pay

               (a)  all overdue interest on the Debentures,

               (b) the principal of any Debentures which has become due otherwise than by such declaration of acceleration and any interest thereon at the rate prescribed therefor in the Debentures,

               (c) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate prescribed therefor in the Debentures, and

               (d) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and

          (2) all Events of Default with respect to the Debentures, other than the non-payment of the principal of the Debentures which has become due solely by such declaration of acceleration, have been cured or waived as provided in Section 413.

          No such rescission or annulment shall affect any subsequent default or impair any right consequent thereon.

Section 403.   COLLECTION OF INDEBTEDNESS AND SUITS FOR ENFORCEMENT BY TRUSTEE.

          The Company covenants that if

          (1) default is made in the payment of any interest on any Debenture when such interest becomes due and payable and such default continues for a period of 10 days, or

          (2) default is made in the payment of the principal of any Debenture at the Maturity thereof,

the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Debentures, the whole amount then due and payable on such Debentures for principal and interest and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal and on any overdue interest, at the rate or rates prescribed therefor in such Debentures, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

          If an Event of Default with respect to the Debentures occurs and is continuing, the Trustee may in its discretion (or shall at the direction of the requisite number of Holders pursuant to Section 412) proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

Section 404.   TRUSTEE MAY FILE PROOFS OF CLAIM.

          In case of any judicial proceeding relative to the Company (or any other obligor upon the Debentures), its property or its creditors, the Trustee shall be entitled and empowered, by intervention in such proceeding or otherwise, to take any and all actions authorized under the Trust Indenture Act in order to have claims of the Holders and the Trustee allowed in any such proceeding. In particular, the Trustee shall be authorized to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under
Section 507.

          No provision of this Indenture shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Debentures or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding; PROVIDED, HOWEVER, that the Trustee may, on behalf of the Holders, vote for the election of a trustee in bankruptcy or similar official and be a member of a creditors' or other similar committee.

Section 405.   TRUSTEE MAY ENFORCE CLAIMS WITHOUT POSSESSION OF DEBENTURES.

          All rights of action and claims under this Indenture or the Debentures may be prosecuted and enforced by the Trustee without the possession of any of the Debentures or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Debentures in respect of which such judgment has been recovered.

Section 406.   APPLICATION OF MONEY COLLECTED.

          Any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal or interest, upon presentation of the Debentures and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

          FIRST: To the payment of all amounts due the Trustee under Section 507; and

          SECOND: To the payment of the amounts then due and unpaid for principal of and interest on the Debentures in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on the Debentures for principal and interest, respectively.

Section 407.   LIMITATION ON SUITS.

          No Holder of any Debenture shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

          (1) such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Debentures;

          (2) the Holders of not less than 25% in principal amount of the Outstanding Debentures shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

          (3) such Holder or Holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request in such amount as shall be reasonably acceptable to the Trustee;

          (4) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

          (5) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Debentures;

it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other of such Holders, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all of such Holders.

Section 408. UNCONDITIONAL RIGHT OF HOLDERS TO RECEIVE PRINCIPAL AND INTEREST; ACKNOWLEDGEMENT REGARDING PREFERRED SECURITIES HOLDERS.

          (1) Notwithstanding any other provision in this Indenture, the Holder of any Debenture shall have the right, which is absolute and unconditional, to receive payment of the principal of and (subject to Section 215) interest on such Debenture, at the Maturity expressed in such Debenture and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

          (2) The Company acknowledges that, with respect to any Debentures registered in the name of the Property Trustee for the benefit of the Trust, if the Property Trustee fails to enforce its rights under the Debentures and this Indenture as such Holder, then holders of Preferred Securities may institute legal proceedings directly against the Company to enforce such rights without first instituting any legal proceedings against the Property Trustee or any other Person. Notwithstanding the foregoing, if an Event of Default has occurred under Section 401(1) or 401(2), any holder of Preferred Securities may directly institute a proceeding against the Company for enforcement of payment to such holder of the principal of or interest on the Debentures having an aggregate principal amount equal to the aggregate liquidation amount of the Preferred Securities of such holder on or after the respective due dates specified in the Debentures.

Section 409.   RESTORATION OF RIGHTS AND REMEDIES.

          If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

Section 410.   RIGHTS AND REMEDIES CUMULATIVE.

          Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Debentures in the last paragraph of Section 214, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 411.   DELAY OR OMISSION NOT A WAIVER.

          No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

Section 412.   CONTROL BY HOLDERS.

          The Holders of a majority in aggregate principal amount of the Outstanding Debentures shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Debentures, provided that

          (1) such direction shall not be in conflict with any rule of law or with this Indenture,

          (2) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction, and

          (3) subject to the provisions of Section 501, the Trustee shall have the right to decline to follow such direction if the Trustee shall, in good faith, determine that the proceeding so directed would be unjustly prejudicial to the Holders not joining in any such direction or would potentially involve the Trustee in personal liability.

Section 413.   WAIVER OF PAST DEFAULTS.

          The Holders of not less than a majority in aggregate principal amount of the Outstanding Debentures may on behalf of the Holders of all the Debentures waive any past default hereunder with respect to the Debentures and its consequences, except a default

          (1) in the payment of the principal of or interest on any Debenture, or

          (2) in respect of a covenant or provision hereof which under Article Eight cannot be modified or amended without the consent of the Holder of each Outstanding Debenture affected.

          Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

Section 414.   UNDERTAKING FOR COSTS.

          In any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, a court may require any party litigant in such suit to file an undertaking to pay the costs of such suit, and may assess costs against any such party litigant, in the manner and to the extent provided in the Trust Indenture Act; provided that neither this Section 414 nor the Trust Indenture Act shall be deemed to authorize any court to require such an undertaking or to make such an assessment in any suit instituted by the Company.

Section 415.   WAIVER OF USURY, STAY OR EXTENSION LAWS.

          The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any usury, stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 416.   THIRD PARTY BENEFICIARIES.

          The Property Trustee, the trustee under the Preferred Securities Guarantee and the Delaware Trustee are each a third party beneficiary of, and shall be entitled to enforce, and to exercise all rights and remedies with respect to, the provisions of Section 910.

                                    ARTICLE FIVE

                                    THE TRUSTEE

Section 501.   CERTAIN DUTIES AND RESPONSIBILITIES.

          The duties, responsibilities, rights, immunities and protection of the Trustee shall be as provided by the Trust Indenture Act. Prior to any Event of Default the Trustee shall not be liable except for the performance of such duties as are specifically set out herein and in the Trust Indenture Act and no implied covenants or obligations shall be read into this Indenture against the Trustee. Upon the occurrence of an Event of Default (which has not been cured or waived), the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent individual would exercise or use under the circumstances in the conduct of his or her own affairs. Notwithstanding the foregoing, no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

Section 502.   NOTICE OF DEFAULTS.

          The Trustee shall give notice of any default known to a Responsible Officer of the Trustee with respect to the Debentures when, as and to the extent provided by the Trust Indenture Act and in the manner provided by Section 106 hereof; PROVIDED, HOWEVER, that in the case of any default of the character specified in Section 401(3) with respect to Debentures, no such notice to Holders shall be given until at least 30 days after the default is known (as set forth in Section 503(9)) to a Responsible Officer of the Trustee. For the purpose of this Section, the term "default" means any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to the Debentures.

Section 503.   CERTAIN RIGHTS OF TRUSTEE.

          Subject to the provisions of Section 501:

          (1) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, Officer's Certificate, statement, instrument, opinion, Opinion of Counsel, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

          (2) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors shall be sufficiently evidenced by a Board Resolution;

          (3) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officer's Certificate;

          (4) the Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

          (5) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities (including legal fees and expenses) which might be incurred by it in compliance with such request or direction;

          (6) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney upon 10 Business Days advance written notice and during regular business hours;

          (7) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

          (8) the Trustee shall not be under any obligation to take any action that is discretionary under the provisions of this Indenture;

          (9) the Trustee shall not be charged with knowledge of any Event of Default unless either (i) a Responsible Officer of the Trustee shall have actual knowledge or (ii) the Trustee shall have received written notice thereof in accordance with Section 105(1) hereof from the Company or a Holder; and

          (10) no permissive power or authority available to the Trustee shall be construed as a duty.

Section 504.   NOT RESPONSIBLE FOR RECITALS OR ISSUANCE OF DEBENTURES.

          The recitals contained herein and in the Debentures, except the Trustee's certificates of authentication, shall be taken as the statements of the Company, and the Trustee or any Authenticating Agent assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Debentures. The Trustee or any Authenticating Agent shall not be accountable for the use or application by the Company of the Debentures or the proceeds thereof.

Section 505.   MAY HOLD DEBENTURES.

          The Trustee, any Authenticating Agent, any Paying Agent, any Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Debentures and, subject to Sections 508 and 513, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Registrar or such other agent.

Section 506.   MONEY HELD IN TRUST.

          Money held by the Trustee, or by any Paying Agent (other than the Company if the Company shall act as Paying Agent), in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Company.

Section 507.   COMPENSATION AND REIMBURSEMENT.

          The Company agrees

          (1) to pay to the Trustee from time to time reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

          (2) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or willful misconduct; and

          (3) to indemnify the Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder or performance of its duties hereunder, including the costs and expenses (including legal fees and expenses) of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

          As security for the performance of the obligations of the Company under this Section 507, the Trustee shall have a claim prior to the Debentures upon all property and funds held or collected by the Trustee as such, except funds held in trust for the payment of principal of or interest on particular Debentures.

          When the Trustee renders services or incurs expenses after the occurrence of an Event of Default specified in Sections 401(4) or 401(5) hereof, the compensation for services and expenses are intended to constitute expenses of administration under any applicable bankruptcy or insolvency law or law applicable to creditors' rights to the extent permitted by applicable law.

Section 508.   DISQUALIFICATION; CONFLICTING INTERESTS.

          If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture and the Company shall take prompt action to have a successor Trustee appointed in the manner provided herein.

Section 509.   CORPORATE TRUSTEE REQUIRED; ELIGIBILITY.

          There shall at all times be a Trustee hereunder, which shall be a Person that (1) is eligible pursuant to the Trust Indenture Act to act as such, and (2) has a combined capital and surplus of at least $50,000,000 and is subject to supervision or examination by a Federal or State authority; PROVIDED, HOWEVER, that if the Trustee shall be a member of a bank holding company group, such bank holding company group shall have combined capital and surplus of at least $50,000,000 and the Trustee shall have a combined capital and surplus of at least $10,000,000. If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 509, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

Section 510.   RESIGNATION AND REMOVAL; APPOINTMENT OF SUCCESSOR.

          No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 511.

          The Trustee may resign at any time by giving written notice thereof to the Company. If the instrument of acceptance by a successor Trustee required by
Section 511 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Debentures.

          The Trustee may be removed at any time by Act of the Company or the Holders of a majority in principal amount of the Outstanding Debentures, delivered to the Trustee and to the Company.

          If at any time:

          (1) the Trustee shall fail to comply with Section 508 after written request therefor by the Company or by any Holder who has been a Holder of a Debenture for at least six months, or

          (2) the Trustee shall cease to be eligible under Section 509 and shall fail to resign after written request therefor by the Company or by any such Holder, or

          (3) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company by a Board Resolution may remove the Trustee, or (ii) subject to Section 414, any Holder who has been a Holder of a Debenture for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

          If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company, by a Board Resolution, shall promptly appoint a successor Trustee (it being understood that any time there shall be only one Trustee) and shall comply with the applicable requirements of Section 511. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by an Act of the Holders of a majority in principal amount of the Outstanding Debentures delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of
Section 511, become the successor Trustee and to that extent supersede the successor Trustee appointed by the Company. If no successor Trustee shall have been so appointed by the Company or the Holders and accepted appointment in the manner required by Section 511, any Holder who has been a Holder of a Debenture for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

          The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee to all Holders of Debentures in the manner provided in Section 106. The Company also shall give notice of appointment (and acceptance of such appointment) of a successor Trustee to the Trustee who is resigning or being removed. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

          No resignation or removal pursuant to this Section 510 shall be effective unless and until any and all amounts due to such Trustee pursuant to
Section 507 shall have been paid. The obligations of the Company provided for in Section 507 shall survive such resignation or removal.

Section 511.   ACCEPTANCE OF APPOINTMENT BY SUCCESSOR.

          In case of the appointment hereunder of a successor Trustee, every such successor Trustee so appointed shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee, provided, however, that no Trustee under this Indenture shall be liable for any act or omission of any successor Trustee; but, on the request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder.

          No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

Section 512.   MERGER, CONVERSION, CONSOLIDATION OR SUCCESSION TO BUSINESS.

          Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Debentures shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Debentures so authenticated with the same effect as if such successor Trustee had itself authenticated such Debentures.
In the event any Debentures shall not have been authenticated by such predecessor Trustee, any such successor Trustee may authenticate and deliver such Debentures, in either its own name or that of its predecessor Trustee, with the full force and effect which this indenture provides for the certificate of authentication of the Trustee.

Section 513.   PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY.

          If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the Debentures), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Company (or any such other obligor).

Section 514.   APPOINTMENT OF AUTHENTICATING AGENT.

          The Trustee may appoint an Authenticating Agent or Agents which shall be authorized to act on behalf of the Trustee to authenticate Debentures issued upon original issue and upon exchange, registration of transfer or partial redemption thereof or pursuant to Section 214, and Debentures so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made in this Indenture to the authentication and delivery of Debentures by the Trustee or the Trustee's certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Company and shall at all times be a corporation organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by Federal or State authority. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.

          Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

          An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Company. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Company and shall provide notice of such appointment to the Holders of Debentures, in the manner provided in Section 106. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

          The Trustee agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section, and the Trustee shall be entitled to be reimbursed for such payments, subject to the provisions of Section 507.

          If an appointment is made pursuant to this Section 514, the Debentures may have endorsed thereon, in addition to the Trustee's certificate of authentication, an alternative certificate of authentication in the following form:

          This is one of the Debentures referred to in the within-mentioned Indenture.



                                             ----------------------------------
                                                                     As Trustee
                                                                     ----------
                                          By,
                                             ----------------------------------
                                                        As Authenticating Agent
                                                        -----------------------
                                       37

                                          By,
                                             ----------------------------------
                                                             Authorized Officer
                                                             ------------------
                                    ARTICLE SIX

                 HOLDERS'  LISTS AND REPORTS BY TRUSTEE AND COMPANY

Section 601.   COMPANY TO FURNISH TRUSTEE NAMES AND ADDRESSES OF HOLDERS.

          The Company will furnish or cause to be furnished to the Trustee

          (1) semi-annually, not more than 15 days after each Regular Record Date, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of such Regular Record Date, and

          (2) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished;

EXCLUDING from any such list names and addresses received by the Trustee in its capacity as Registrar.

Section 602.   PRESERVATION OF INFORMATION; COMMUNICATIONS TO HOLDERS.

          The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 601 and the names and addresses of Holders received by the Trustee in its capacity as Registrar. The Trustee may destroy any list furnished to it as provided in Section 601 upon receipt of a new list so furnished.

          The rights of the Holders to communicate with other Holders with respect to their rights under this Indenture or under the Debentures, and the corresponding rights and privileges of the Trustee, shall be as provided by the Trust Indenture Act.

          Every Holder of Debentures, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to the Trust Indenture Act.

Section 603.   REPORTS BY TRUSTEE.

          The Trustee shall transmit to the Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto.

          A copy of each such report shall, at the time of such transmission to the Holders, be filed by the Trustee with each stock exchange upon which the Debentures are listed, with the

Commission and with the Company. The Company will promptly notify the Trustee when the Debentures are listed on any stock exchange.

Section 604.   REPORTS BY COMPANY.

          The Company shall file with the Trustee and the Commission, and transmit to the Holders, such information, documents and other reports, and such summaries thereof, as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant to such Act; provided that any such information, documents or reports required to be filed with the Commission pursuant to Section 13 or 15(d) of the Exchange Act shall be filed with the Trustee within 15 days after the same is so required to be filed with the Commission.

                                   ARTICLE SEVEN

                CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

Section 701.   COMPANY MAY CONSOLIDATE, ETC., ONLY ON CERTAIN TERMS.

          The Company shall not consolidate with or merge into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, and the Company shall not permit any Person to consolidate with or merge into the Company or convey, transfer or lease its properties and assets substantially as an entirety to the Company, unless:

          (1) in case the Company shall consolidate with or merge into another Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, the Person formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer, or which leases, the properties and assets of the Company substantially as an entirety shall be a corporation, partnership, limited liability company or trust, shall be organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of and interest on all the Debentures and the performance or observance of every covenant of this Indenture on the part of the Company to be performed or observed;

          (2) immediately after giving effect to such transaction and treating any indebtedness which becomes an obligation of the Company as a result of such transaction as having been incurred by the Company at the time of such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing;

          (3) the Company has delivered to the Trustee an Officer's Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.

Section 702.   SUCCESSOR SUBSTITUTED.

          Upon any consolidation of the Company with, or merger of the Company into, any other Person or any conveyance, transfer or lease of the properties and assets of the Company substantially as an entirety in accordance with
Section 701, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Debentures.

                                   ARTICLE EIGHT

                              SUPPLEMENTAL INDENTURES

Section 801.   SUPPLEMENTAL INDENTURES WITHOUT CONSENT OF HOLDERS.

          Without the consent of any Holders, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

          (1) to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company herein and in the Debentures; or

          (2) to add to the covenants of the Company or to surrender any right or power herein conferred upon the Company; or

          (3)  to add any additional Events of Default; or

          (4) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by the Trustee, pursuant to the requirements of Section 511; or

          (5) to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture, provided that such action pursuant to this clause (5) shall not adversely affect the interests of the Holders (except for holders consenting pursuant to Section 802.

Section 802.   SUPPLEMENTAL INDENTURES WITH CONSENT OF HOLDERS.

          With the consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding Debentures, by Act of said Holders delivered to the Company and the

Trustee, the Company, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders under this Indenture; PROVIDED, HOWEVER, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Debenture,

          (1) change the Maturity of the principal of or interest on, the Debentures, or reduce the principal amount thereof or the rate of interest thereon, or change the coin or currency in which any Debenture or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Maturity thereof (or, in the case of redemption, on or after the Redemption Date), or

          (2) reduce the percentage in principal amount of the Outstanding Debentures, the consent of whose Holders is required for any such supplemental indenture or other modification or amendment of this Indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture, or

          (3) modify any of the provisions of this Indenture relating to the subordination of the Debentures in a manner adverse to the Holders, or

          (4) modify any of the provisions of this Section 802 or Section 413, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Debenture affected thereby, PROVIDED, HOWEVER, that this clause shall not be deemed to require the consent of any Holder with respect to changes in the references to "the Trustee" and concomitant changes in this Section 802, or the deletion of this proviso, in accordance with the requirements of Sections 511 and 801(4).

          It shall not be necessary for any Act of Holders under this Section 802 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

Section 803.   EXECUTION OF SUPPLEMENTAL INDENTURES.

          In executing, or accepting the additional trusts created by any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 501) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

Section 804.   EFFECT OF SUPPLEMENTAL INDENTURES.

          Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Debentures theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

Section 805.   CONFORMITY WITH TRUST INDENTURE ACT.

          Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act.

Section 806.   REFERENCE IN DEBENTURES TO SUPPLEMENTAL INDENTURES.

          Debentures authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Debentures so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Debentures.

                                    ARTICLE NINE

                                     COVENANTS

Section 901.   PAYMENT OF PRINCIPAL AND INTEREST.

          The Company covenants and agrees for the benefit of the Holders that it will duly and punctually pay the principal of and interest on the Debentures in accordance with the terms of the Debentures and this Indenture.

Section 902.   MAINTENANCE OF OFFICE OR AGENCY.

          The Company will maintain in the Place of Payment for the Debentures an office or agency where Debentures may be presented or surrendered for payment, where Debentures may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Debentures and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

          The Company may also from time to time designate one or more other offices or agencies where the Debentures may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; PROVIDED, HOWEVER, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Place of Payment for the Debentures for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

Section 903.   MONEY FOR DEBENTURES PAYMENTS TO BE HELD IN TRUST.

          If the Company shall at any time act as its own Paying Agent with respect to the Debentures, it will, on or before each due date of the principal of or interest on any of the Debentures, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal and interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will immediately notify the Trustee of its action or failure so to act.

          Whenever the Company shall have one or more Paying Agents for the Debentures, it will, prior to each due date of the principal of or interest on the Debentures, deposit with a Paying Agent a sum sufficient to pay such amount, such sum to be held as provided by the Trust Indenture Act, and (unless such Paying Agent is the Trustee) the Company will immediately notify the Trustee of its action or failure so to act.

          The Company will cause each Paying Agent for the Debentures other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this
Section 903, that such Paying Agent will (1) comply with the provisions of the Trust Indenture Act applicable to it as a Paying Agent and (2) during the continuance of any default by the Company (or any other obligor upon the Debentures) in the making of any payment in respect of the Debentures, and upon the written request of the Trustee, forthwith pay to the Trustee all sums held in trust by such Paying Agent for payment in respect of the Debentures.

          The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

          Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of or interest on any Debenture and remaining unclaimed for two years after such principal or interest has become due and payable shall be paid to the Company on Company Request (including interest income accrued on said funds to which the Company is otherwise entitled), or (if then held by the Company) shall be discharged from such trust; and the Holder of such Debenture shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; PROVIDED, HOWEVER, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in an appropriate newspaper in the Place of Payment, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.

Section 904.   STATEMENT BY OFFICERS AS TO DEFAULT.

          The Company will deliver to the Trustee, within 120 days after the end of each fiscal year of the Company ending after the date hereof, an Officer's Certificate, stating whether or not to the best knowledge of the signers thereof the Company is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and, if the Company shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge.

Section 905.   EXISTENCE.

          Subject to Article Eight, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights (charter and statutory) and franchises; PROVIDED, HOWEVER, that the Company shall not be required to preserve any such right or franchise if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and that the loss thereof is not disadvantageous in any material respect to the Holders.

Section 906.   MAINTENANCE OF PROPERTIES.

          The Company will cause all properties used or useful in the conduct of its business to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; PROVIDED, HOWEVER, that nothing in this Section shall prevent the Company from discontinuing the operation or maintenance of any of such properties if such discontinuance is, in the judgment of the Company, desirable in the conduct of its business and not disadvantageous in any material respect to the Holders.

Section 907.   PAYMENT OF TAXES AND OTHER CLAIMS.

          The Company will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (1) all taxes, assessments and governmental charges levied or imposed upon the Company or upon the income, profits or property of the Company, and (2) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the property of the Company; PROVIDED, HOWEVER, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

Section 908.   LIMITATION ON DIVIDENDS; TRANSACTIONS WITH AFFILIATES.

          If (1) there shall have occurred any event that would constitute an Event of Default, (2) the Company shall be in default with respect to its payment of any obligations under the Preferred Securities or the Preferred Securities Guarantee, or (3) if the Company shall have given notice of its election to defer payments of interest on the Debentures by extending the interest payment period as provided herein and such period, or any extension thereof, shall be continuing, then the Company shall not (1) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock or (2) make any payment of principal of, or interest or premium, if any, on or repay, repurchase or redeem, or make any sinking fund payment with respect to, any indebtedness of the Company (including other junior subordinated debt securities) that ranks PARI PASSU with or junior in right of payment to the Debentures or make any guarantee payments with respect to the foregoing (other than (a) dividends or distributions in common stock of the Company, (b) redemptions or purchases of any rights pursuant to the Company's Stock Purchase Rights Plan, or any successor to such Stock Purchase Rights Plan, and the declaration of a dividend of such rights or the issuance of preferred stock under such plans in the future, (c) payments under the Preferred Securities Guarantee, (d) purchases of common stock related to the issuance of common stock under the Company's Stock Purchase and Dividend Reinvestment Plan and any of the Company's benefit plans for its directors, officers or employees and (e) purchases of common stock required to prevent the loss or secure the renewal or reinstatement of any government license or franchise held by the Company or any of its subsidiaries).

Section 909.   COVENANTS AS TO THE TRUST.

          For so long as the Trust Securities remain outstanding, the Company will (1) maintain 100% direct or indirect ownership of the Common Securities of the Trust; PROVIDED, HOWEVER, that any permitted successor of the Company under this Indenture may succeed to the Company's ownership of the Common Securities,
(2) not cause, as sponsor of the Trust, or permit, as holder of the Common Securities, the dissolution or winding-up of the Trust, except in connection with a distribution of the Debentures held by the Trust as provided in the Declaration, and (3) use its reasonable efforts to cause the Trust (a) to remain a statutory business trust, except in connection with a distribution of Debentures as provided in the Declaration, the redemption of all of the Trust Securities and in connection with certain mergers, consolidations or amalgamations permitted by the Declaration, and (b) to otherwise continue to be treated as a grantor trust for United States federal income tax purposes.

Section 910.   PAYMENT OF EXPENSES.

          In connection with the offering, sale and issuance of the Debentures to the Trust in connection with the sale of the Trust Securities by the Trust, as long as the Preferred Securities are outstanding the Company shall:

          (1) pay all costs and expenses relating to the offering, sale and issuance of the Debentures, including compensation of the Trustee under the Indenture in accordance with the provisions of Section 507 of the Indenture;

          (2) pay any and all taxes (other than United States withholding taxes attributable to the Trust or its assets) and all liabilities, costs and expenses with respect to such taxes of the Trust; and

          (3) pay all other debts and obligations of the Trust (other than with respect to the Trust Securities) and all costs and expenses of the Trust (including, but not limited to, costs and expenses relating to the organization, maintenance and dissolution of the Trust, the fees and expenses of the Property Trustee, the trustee under the Preferred Securities Guarantee and the Delaware Trustee, the costs and expenses relating to the operation of the Trust, including without limitation, costs and expenses of accountants, attorneys, statistical or bookkeeping services, expenses or printing and engraving and computing or accounting equipment, paying agent(s), registrar(s), transfer agent(s), duplicating, travel and telephone and other telecommunications expenses and costs and expenses incurred in connection with the acquisition, financing, and disposition of Trust assets).

Section 911.   LISTING ON AN EXCHANGE.

          If the Debentures are distributed to the holders of the Preferred Securities upon a Dissolution Event, the Company will use its best efforts to cause the Debentures to be listed on the New York Stock Exchange or on such other exchange as the Preferred Securities are then listed.

Section 912.   WAIVER OF CERTAIN COVENANTS.

          The Company may omit in any particular instance to comply with any term, provision or condition set forth in this Indenture with respect to the Debentures if before the time for such compliance the Holders of a majority in aggregate principal amount of the Outstanding Debentures shall, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such term, provision or condition, provided that no such waiver shall without the consent of each Holder affected thereby (1) change the Maturity Date, (2) reduce the principal amount of the Debentures or the rate of interest thereon or extend the time of payment of interest thereon (except pursuant to Section 206), (3) change any Place of Payment or the currency in which the Debentures or any interest thereon is payable or (4) reduce the percentage in principal amount of the Outstanding Debentures, the consent of whose Holders is required with respect to supplemental indentures and for any waiver of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences provided for herein.

                                    ARTICLE TEN

                              REDEMPTION OF DEBENTURES

Section 1001.  OPTIONAL AND SPECIAL EVENT REDEMPTION.

          The Debentures shall be redeemable in accordance with their terms and in accordance with this Article as follows:

          (1)  OPTIONAL REDEMPTION BY COMPANY.

               (a) Subject to the other provisions of this Article Ten, the Company shall have the right to redeem the Debentures, in whole or in part, from time to time, on or after ________ ___, 2003, at a redemption price equal to 100% of the principal amount to be redeemed plus any accrued and unpaid interest thereon to the date of such redemption (the "Redemption Price"). If the Debentures are only partially redeemed pursuant to this Section 1001(1), the Debentures will be redeemed pro rata or by lot or by any other method utilized by the Trustee; provided that, if at the time of redemption the Debentures are represented by Global Debentures, the Depositary shall determine by lot the principal amount of such Debentures held by each owner of beneficial interests in such Debentures to be redeemed.

               (b) If a partial redemption of the Debentures would result in the delisting of the Preferred Securities, or a delisting of the Debentures if such Debentures have been distributed to the holders of the Preferred Securities in liquidation of the Trust, from any national securities exchange or other organization on which the Preferred Securities or the Debentures are then listed, the Company shall not be permitted to effect such partial redemption and may only redeem the Debentures in whole.

          (2) SPECIAL EVENT REDEMPTION. Upon the occurrence of a Special Event, the Company shall have the right, at any time, to redeem the Debentures, in whole and not in part, at the Redemption Price.

Section 1002.  ELECTION TO REDEEM: NOTICE TO TRUSTEE.

          The election of the Company to redeem any Debentures shall be evidenced by a Board Resolution. In case of any redemption at the election of the Company of less than all the Debentures, the Company shall, at least 45 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the principal amount of the Debentures to be redeemed. In the case of any redemption of Debentures, the Company shall furnish the Trustee with an Officer's Certificate evidencing compliance with all conditions precedent to such redemption.

Section 1003.  SELECTION BY TRUSTEE OF DEBENTURES TO BE REDEEMED.

          The Trustee shall promptly notify the Company in writing of the Debentures selected for redemption and, in the case of any Debentures selected for partial redemption, the principal amount thereof to be redeemed.

          For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Debentures shall relate, in the case of any Debentures redeemed or to be redeemed only in part, to the portion of the principal amount of such Debentures which has been or is to be redeemed.

Section 1004.  NOTICE OF REDEMPTION.

          Notice of redemption shall be given in the manner provided in Section 106, not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Debentures to be redeemed.

          All notices of redemption shall state:

          (1)  the Redemption Date,

          (2)  the Redemption Price,

          (3) if less than all the Outstanding Debentures are to be redeemed, the identification (and, in the case of partial redemption of any Debentures, the principal amounts) of the particular Debentures to be redeemed,

          (4) that on the Redemption Date the Redemption Price will become due and payable upon each such Debenture to be redeemed and, if applicable, that interest thereon will cease to accrue on and after said date, and

          (5) the place or places where such Debentures are to be surrendered for payment of the Redemption Price.

          Notice of redemption of Debentures to be redeemed at the election of the Company shall be given by the Company or, at the Company's direction, by the Trustee in the name and at the expense of the Company and shall be irrevocable.

Section 1005.  DEPOSIT OF REDEMPTION PRICE.

          At least one Business Day prior to any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in
Section 903) an amount of money sufficient to pay the Redemption Price of all of the Debentures which are to be redeemed on that date. The Redemption Price shall be paid prior to 12:00 noon, New York time, on the Redemption Date or at such earlier time as the Company determines.

Section 1006.  DEBENTURES PAYABLE ON REDEMPTION DATE.

          Notice of redemption having been given as aforesaid, the Debentures so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest) such Debentures shall cease to bear interest. Upon surrender of any such Debenture for redemption in accordance with said notice, such Debenture shall be paid by the Company at the Redemption Price; PROVIDED, HOWEVER, that installments of interest whose Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Debentures, or one or more Predecessor Debentures, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of Section 215.

          If any Debenture called for redemption shall not be so paid upon surrender thereof for redemption, the principal shall, until paid, bear interest from the Redemption Date at the rate prescribed therefor in the Debenture.

Section 1007.  DEBENTURES REDEEMED IN PART.

          Any Debenture which is to be redeemed only in part shall be surrendered at the Place of Payment therefor (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Debenture without service charge, a new Debenture or Debentures of like tenor, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Debenture so surrendered.

                                   ARTICLE ELEVEN

                                   SUBORDINATION

Section 1101.  AGREEMENT TO SUBORDINATE; RANKING OF DEBENTURES.

          The Company covenants and agrees, and each Holder of Debentures issued hereunder by such Holder's acceptance thereof likewise covenants and agrees, that all Debentures shall be issued subject to the provisions of this Article Eleven; and each Holder of a Debenture, whether upon original issue or upon transfer or assignment thereof, accepts and agrees to be bound by such provisions.

          The payment by the Company of the principal of and interest on the Debentures shall, to the extent and in the manner hereinafter set forth, be subordinated and junior in right of payment to the prior payment in full of all present and future Senior Indebtedness and shall rank PARI PASSU with (1) all notes, debentures and other evidences of indebtedness of the Company that shall contain or have applicable thereto subordination provisions substantially identical in effect to the subordination provisions applicable to the Debentures providing for such indebtedness being junior and subordinate in right of payment to all Senior Indebtedness and (2) obligations to, or rights of, the Company's other general unsecured creditors, in each case whether outstanding at the date of this Indenture or thereafter incurred.

          No provision of this Article Eleven shall prevent the occurrence of any default or Event of Default hereunder.

Section 1102.  DEFAULT ON SENIOR INDEBTEDNESS.

          In the event and during the continuation of any default by the Company in the payment of principal, premium, interest or any other payment due on any Senior Indebtedness of the Company, as the case may be, or in the event that the maturity of any Senior Indebtedness of the Company, as the case may be, has been accelerated because of a default, then, in either case, no payment shall be made by the Company with respect to the principal
(including redemption payments) of, or interest on, the Debentures.

          In the event that, notwithstanding the foregoing, any payment shall be received by the Trustee when such payment is prohibited by the preceding paragraph of this Section 1102, subject to the provisions of Section 1106, such payment shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Indebtedness or their respective representatives, or to the trustee or trustees under any indenture pursuant to which any of such Senior Indebtedness may have been issued, as their respective interests may appear, but only to the extent that the holders of the Senior Indebtedness (or their representative or representatives or a trustee) notify the Trustee in writing within 90 days of such payment of the amounts then due and owing on the Senior Indebtedness and only the amounts specified in such notice to the Trustee shall be paid to the holders of Senior Indebtedness.

Section 1103.  LIQUIDATION; DISSOLUTION; BANKRUPTCY.

          Upon any payment by the Company or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to creditors upon any dissolution or winding-up or liquidation or reorganization of the Company, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, all amounts due upon all Senior Indebtedness of the Company shall first be paid in full, or payment thereof provided for in money in accordance with its terms, before any payment is made by the Company on account of the principal of or interest on the Debentures; and upon any such dissolution or winding-up or liquidation or reorganization, any payment by the Company, or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to which the Holders or the Trustee would be entitled to receive from the Company, except for the provisions of this Article Eleven, shall be paid by the Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, or by the Holders or by the Trustee under this Indenture if received by them or it, directly to the holders of Senior Indebtedness of the Company (pro rata to such holders on the basis of the respective amounts of Senior Indebtedness held by such holders, as calculated by the Company) or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing such Senior Indebtedness may have been issued, as their respective interests may appear, to the extent necessary to pay such Senior Indebtedness in full, in money or money's worth, after giving effect to any concurrent payment or distribution to or for the holders of such Senior Indebtedness, before any payment or distribution is made to the Holders or to the Trustee.

          In the event that, notwithstanding the foregoing, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, prohibited by the foregoing, shall be received by the Trustee before all Senior Indebtedness of the Company is paid in full, or provision is made for such payment in money in accordance with its terms, such payment or distribution shall be held in trust for the benefit of and shall be paid over or delivered to the holders of such Senior Indebtedness or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing such Senior Indebtedness may have been issued, as their respective interests may appear, as calculated by the Company, for application to the payment of all Senior

Indebtedness of the Company, as the case may be, remaining unpaid to the extent necessary to pay such Senior Indebtedness in full in money in accordance with its terms, after giving effect to any concurrent payment or distribution to or for the holders of such Senior Indebtedness.

          For purposes of this Article Eleven, the words "cash, property or securities" shall not be deemed to include shares of stock of the Company as reorganized or readjusted, or securities of the Company or any other corporation provided for by a plan of reorganization or readjustment, the payment of which is subordinated at least to the extent provided in this Article Eleven with respect to the Debentures to the payment of all Senior Indebtedness of the Company, as the case may be, that may at the time be outstanding provided that (i) such Senior Indebtedness is assumed by the new corporation, if any, resulting from any such reorganization or readjustment, and (ii) the rights of the holders of such Senior Indebtedness are not, without the consent of such holders, altered by such reorganization or readjustment. The consolidation of the Company with, or the merger of the Company into, another corporation or other entity or the liquidation or dissolution of the Company following the conveyance or transfer of its property as an entirety, or substantially as an entirety, to another corporation or other entity upon the terms and conditions provided for in Article Seven shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this Section 1103 if such other corporation or other entity shall, as a part of such consolidation, merger, conveyance or transfer, comply with the conditions stated in Article Seven. Nothing in Section 1102 or in this Section 1103 shall apply to claims of, or payments to, the Trustee under or pursuant to Section 507.

Section 1104.  SUBROGATION.

          Subject to the payment in full of all Senior Indebtedness of the Company, the rights of the Holders shall be subrogated to the rights of the holders of such Senior Indebtedness to receive payments or distributions of cash, property or securities of the Company, as the case may be, applicable to such Senior Indebtedness until the principal of and interest on the Debentures shall be paid in full; and, for the purposes of such subrogation, no payments or distributions to the holders of such Senior Indebtedness of any cash, property or securities to which the Holders or the Trustee would be entitled except for the provisions of this Article Eleven to or for the benefit of the holders of such Senior Indebtedness by Holders or the Trustee, shall, as between the Company, its creditors other than holders of Senior Indebtedness of the Company and the Holders, be deemed to be a payment by the Company to or on account of such Senior Indebtedness. It is understood that the provisions of this Article Eleven are intended solely for the purposes of defining the relative rights of the Holders, on the one hand, and the holders of such Senior Indebtedness on the other hand.

          Nothing contained in this Article Eleven or elsewhere in this Indenture or in the Debentures is intended to or shall impair, as between the Company, its creditors other than the holders of Senior Indebtedness of the Company, and the Holders, the obligation of the Company, which is absolute and unconditional, to pay to the Holders the principal of and interest on the Debentures as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders and creditors of the Company, as the case may be, other than the holders of Senior Indebtedness of the Company, as the case may be, nor shall anything herein or therein prevent the Trustee or any Holder from exercising all remedies otherwise permitted by applicable law upon default under the Indenture, subject to the rights, if any, under this Article Eleven of the holders of such Senior Indebtedness in respect of cash, property or securities of the Company, as the case may be, received upon the exercise of any such remedy.

          Upon any payment or distribution of assets of the Company referred to in this Article Eleven, the Trustee, subject to the provisions of Section 503, and the Holders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which any dissolution, winding-up, liquidation or reorganization proceedings in respect of the Company are pending, or a certificate of the receiver, trustee in bankruptcy, liquidation trustee, agent or other Person making such payment or distribution, delivered to the Trustee or to the Holders, for the purposes of ascertaining the Persons entitled to participate in such distribution, the holders of Senior Indebtedness and other indebtedness of the Company, as the case may be, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article Eleven.

Section 1105.  TRUSTEE TO EFFECTUATE SUBORDINATION.

          Each Holder of Debentures by such Holder's acceptance thereof authorizes and directs the Trustee on such Holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article Eleven and appoints the Trustee such Holder's attorney-in-fact for any and all such purposes.

Section 1106.  NOTICE BY THE COMPANY.

          The Company shall give prompt written notice to a Responsible Officer of the Trustee of any fact known to the Company that would prohibit the making of any payment of monies to or by the Trustee in respect of the Debentures pursuant to the provisions of this Article Eleven. Notwithstanding the provisions of this Article Eleven or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment of monies to or by the Trustee in respect of the Debentures pursuant to the provisions of this Article Eleven, unless and until a Responsible Officer of the Trustee shall have received written notice thereof from the Company or a holder or holders of Senior Indebtedness or from any trustee therefor; and before the receipt of any such written notice, the Trustee, subject to the provisions of Section 503, shall be entitled in all respects to assume that no such facts exist; PROVIDED, HOWEVER, that, if the Trustee shall not have received the notice provided for in this Section 1106 at least two Business Days prior to the date upon which by the terms hereof any money may become payable for any purpose (including, without limitation, the payment of the principal of or interest on any Debenture), then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such money and to apply the same to the purposes for which they were received, and shall not be affected by any notice to the contrary that may be received by it within two Business Days prior to such date.

          The Trustee, subject to the provisions of Section 503, shall be entitled to rely on the delivery to it of a written notice by a Person representing himself to be a holder of Senior Indebtedness of the Company, as the case may be (or a trustee on behalf of such holder) to establish that such notice has been given by a holder of such Senior Indebtedness or a trustee on behalf of any such holder or holders. In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of such Senior Indebtedness to participate in any payment or distribution pursuant to this Article Eleven, the Trustee shall be entitled to require such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of such Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article Eleven, and, if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

Section 1107.  RIGHTS OF THE TRUSTEE; HOLDERS OF SENIOR INDEBTEDNESS.

          The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article Eleven in respect of any Senior Indebtedness at any time held by it, to the same extent as any other holder of Senior Indebtedness, and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder.

          With respect to the holders of Senior Indebtedness of the Company, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article Eleven, and no implied covenants or obligations with respect to the holders of such Senior Indebtedness shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of such Senior Indebtedness and, subject to the provisions of Section 503, the Trustee shall not be liable to any holder of such Senior Indebtedness if it shall pay over or deliver to Holders, the Company or any other Person money or assets to which any holder of such Senior Indebtedness shall be entitled by virtue of this Article Eleven or otherwise.

Section 1108.  SUBORDINATION MAY NOT BE IMPAIRED.

          No right of any present or future holder of any Senior Indebtedness of the Company to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company, or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company, as the case may be, with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof that any such holder may have or otherwise be charged with.

          Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Indebtedness of the Company may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders, without incurring responsibility to the Holders and without impairing or releasing the subordination provided in this Article Eleven or the obligations hereunder of the Holders to the holders of such Senior Indebtedness, do any one or more of the following: (1) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, such Senior Indebtedness, or otherwise amend or supplement in any manner such Senior Indebtedness or any instrument evidencing the same or any agreement under which such Senior Indebtedness is outstanding; (2) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing such Senior Indebtedness; (3) release any Person liable in any manner for the collection of such Senior Indebtedness; and (4) exercise or refrain from exercising any rights against the Company, as the case may be, and any other Person.


                                   ARTICLE TWELVE

                                    DEFEASANCE

Section 1201.  DEFEASANCE AND DISCHARGE.

          The Company shall be deemed to have been discharged from its obligations with respect to the Outstanding Debentures appertaining thereto as provided in this Section on and after the date the conditions set forth in
Section 1202 are satisfied (hereinafter called "Defeasance"). For this purpose, such Defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the Outstanding Debentures and to have satisfied all its other obligations under the Debentures and this Indenture insofar as the Debentures are concerned (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), subject to the following which shall survive until otherwise terminated or discharged hereunder: (1) the rights of Holders of Debentures to receive, solely from the trust fund described in Section 1202 and as more fully set forth in such Section, payments in respect of the principal of and interest on such Debentures when payments are due, (2) the Company's obligations with respect to the Debentures under Sections 212, 213, 214, 902 and 903, (3) the rights, powers, trusts, duties and immunities of the Trustee hereunder and (4) this Article Twelve.

Section 1202.  CONDITIONS TO DEFEASANCE.

          The following shall be the conditions to application of Section 1201 to the Outstanding Debentures:

          (1) The Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee that satisfies the requirements contemplated by Section 509 and agrees to comply with the provisions of this Article Twelve applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of Outstanding Debentures, (a) money in an amount, or (b) U.S. Government Obligations that through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money in an amount, or (c) a combination thereof, in each case, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or any such other qualifying trustee) to pay and discharge, the principal of and interest on the Debentures on the Maturity thereof in accordance with the terms of this Indenture and the Debentures. As used herein, "U.S. Government Obligation" means (x) any security that is (i) a direct obligation of the United States of America for the payment of which the full faith and credit of the United States of America is pledged or (ii) an obligation of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case (i) or (ii), is not callable or redeemable at the option of the issuer thereof, and (y) any depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act, as amended) as custodian with respect to any U.S. Government Obligation specified in clause (x) and held by such custodian for the account of the holder of such depositary receipt, or with respect to any specific payment of principal of or interest on any such U.S. Government Obligation, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal or interest evidenced by such depositary receipt.

          (2) The Company shall have delivered to the Trustee an Opinion of Counsel stating that (a) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the date first set forth hereinabove, there has been a change in the applicable Federal income tax law, in either case (a) or (b) to the effect that, and based thereon such opinion shall confirm that, the Holders of the Outstanding Debentures will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, Defeasance and discharge to be effected with respect to the Debentures and will be subject to United States federal income tax on the same amount, in the same manner and at the same times as would be the case if such deposit, Defeasance and discharge were not to occur.

          (3) The Company shall have delivered to the Trustee an Officer's Certificate to the effect that the Debentures, if then listed on any Debentures exchange, will not be delisted as a result of such deposit.

          (4) No Event of Default or event that (after notice or lapse of time or both) would become an Event of Default shall have occurred and be continuing at the time of such deposit or, with regard to any Event of Default or any such event specified in Sections 401(4), (5) and (6), at any time on or prior to the 90th day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until after such 90th day).

          (5) Such Defeasance shall not cause the Trustee to have a conflicting interest within the meaning of the Trust Indenture Act (assuming all Debentures are in default within the meaning of the Trust Indenture Act).

          (6) Such Defeasance shall not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which the Company is a party or by which it is bound.

          (7) The Company shall have delivered to the Trustee an Officer's Certificate and an Opinion of Counsel, each stating that all conditions precedent with respect to such Defeasance have been complied with.

          (8) Such Defeasance shall not result in the trust arising from such deposit constituting an investment company within the meaning of the 1940 Act, as amended, unless such trust shall be qualified under such Act or exempt from regulation thereunder.

Section 1203. DEPOSITED MONEY AND U.S. GOVERNMENT OBLIGATIONS TO BE HELD IN TRUST; OTHER MISCELLANEOUS PROVISIONS.

          Subject to the provisions of the last paragraph of Section 903, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee or other qualifying trustee (solely for purposes of this Section 1203 and Section 1204, the Trustee and any such other trustee are referred to collectively as the "Trustee") pursuant to Section 1202 in respect of the Debentures shall be held in trust and applied by the Trustee, in accordance with the provisions of the Debentures and this Indenture, to the payment, either directly or through any such Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Holders, of all sums due and to become due thereon in respect of principal and interest, but money so held in trust need not be segregated from other funds except to the extent required by law.

          The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S.
Government Obligations deposited pursuant to Section 1202 or the principal and interest received in respect thereof other than any such tax, fee or other charge that by law is for the account of the Holders of Outstanding Debentures.

          Anything in this Article Twelve to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company Request any money or U.S. Government Obligations held by it as provided in Section 1202 with respect to Debentures that, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof that would then be required to be deposited to effect a Defeasance with respect to the Debentures.

Section 1204.  REINSTATEMENT.

          If the Trustee or the Paying Agent is unable to apply any money in accordance with this Article Twelve with respect to the Debentures by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture and the Debentures shall be revived and reinstated as though no deposit had occurred pursuant to this Article Twelve with respect to Debentures until such time as the Trustee or Paying Agent is permitted to apply all money held in trust pursuant to Section 1203 with respect to Debentures in accordance with this Article Twelve; PROVIDED, HOWEVER, that if the Company makes any payment of principal of or interest on any Debenture following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of Debentures to receive such payment from the money so held in trust.

                               ARTICLE THIRTEEN

                       MEETINGS OF HOLDERS OF DEBENTURES

Section 1301.  PURPOSE FOR WHICH MEETINGS MAY BE CALLED.

          A meeting of Holders may be called at any time and from time to time pursuant to this Article to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be made, given or taken by Holders.

Section 1302.  CALL, NOTICE AND PLACE OF MEETINGS.

          (1) The Trustee may at any time call a meeting of Holders for any purpose specified in Section 1301, to be held at such time and at such place in the Borough of Manhattan, The City of New York, as the Trustee shall determine. Notice of every meeting of Holders, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given, in the manner provided in
     Section 106, not less than 21 nor more than 180 days prior to the date fixed for the meeting. The Trustee or the Company may fix, in advance of the giving of such notice, a date as the record date for determining the Holders entitled to notice or to vote at any such meeting not more than 15 days prior to the date fixed for the giving of such notice.

          (2) In case at any time the Company or the Holders of at least 10% in principal amount of the Outstanding Debentures shall have requested the Trustee to call a meeting of the Holders for any purpose specified in
     Section 1301, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have made the first publication of the notice of such meeting within 21 days after receipt of such request or shall not thereafter proceed to cause the meeting to be held as provided herein, then the Company or the Holders of Debentures in the amount above specified, as the case may be, may determine the time and the place in the Borough of Manhattan, The City of New York, for such meeting and may call such meeting for such purposes by giving notice thereof as provided in subsection (1) of this Section.

Section 1303.  PERSONS ENTITLED TO VOTE AT MEETINGS.

          To be entitled to vote at any meeting of Holders, a Person shall be (1) a Holder of one or more Outstanding Debentures, or (2) a Person appointed by an instrument in writing as proxy for a Holder or Holders of one or more Outstanding Debentures by such Holder or Holders. The only Persons who shall be entitled to be present or to speak at any meeting of Holders shall be the Persons entitled to vote at such meeting and their counsel, any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.

Section 1304.  QUORUM; ACTION.

          The Persons entitled to vote a majority in principal amount of the Outstanding Debentures shall constitute a quorum for a meeting of Holders. In the absence of a quorum within 30 minutes after the time appointed for any such meeting, the meeting shall, if convened at the request of Holders, be dissolved. In any other case the meeting may be adjourned for a period of not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such meeting. In the absence of a quorum at any such adjourned meeting, such adjourned meeting may be further adjourned for a period of not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such adjourned meeting. Notice of the reconvening of any adjourned meeting shall be given as provided in
Section 1302(1), except that such notice need be given only once not less than five days prior the date on which the meeting is scheduled to be reconvened.

          Except as limited by the proviso to Section 802, any resolution presented to a meeting or adjourned meeting duly reconvened at which a quorum is present as aforesaid may be adopted only by the affirmative vote of the Holders of a majority in principal amount of the Outstanding Debentures, PROVIDED, HOWEVER, that, except as limited by the proviso to
Section 802, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action which this Indenture expressly provides may be made, given or taken by the Holders of a specified percentage, which is less than a majority in principal amount of the Outstanding Debentures may be adopted at a meeting or an adjourned meeting duly reconvened and at which a quorum is present as aforesaid by the affirmative vote of the Holders of such specified percentage in principal amount of the Outstanding Debentures.

          Any resolution passed or decision taken at any meeting of Holders duly held in accordance with this Section shall be binding on all the Holders, whether or not present or represented at the meeting.

Section 1305.  DETERMINATION OF VOTING RIGHTS; CONDUCT AND ADJOURNMENT OF
               MEETINGS.

          (1) Notwithstanding any other provisions of this Indenture, the Company may make such reasonable regulations as it may deem advisable for any meeting of Holders in regard to proof of the holding of Debentures and of the appointment of proxies and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meetings as it shall deem appropriate. Except as otherwise permitted or required by any such regulations, the holding of Debentures shall be proved in the manner specified in Section 104. Such regulations may provide that written instruments appointing proxies, regular on their face, may be presumed valid and genuine without the proof specified in Section 104 or other proof.

          (2) The Company shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Holders as provided in Section 1302(2), in which case the Company or the Holders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Persons entitled to vote a majority in principal amount of the Outstanding Debentures represented at the meeting.

          (3) At any meeting each Holder or proxy shall be entitled to one vote for each $1,000 principal amount of Debentures held or represented by him; PROVIDED, HOWEVER, that no vote shall be cast or counted at any meeting in respect of any Debenture challenged as not Outstanding and ruled by the chairman of the meeting to be not Outstanding. The chairman of the meeting shall have no right to vote, except as a Holder or proxy.

          (4) Any meeting of Holders duly called pursuant to Section 1302 at which a quorum is present may be adjourned from time to time by Persons entitled to vote a majority in principal amount of the Outstanding Debentures represented at the meeting; and the meeting may be held as so adjourned without further notice.

Section 1306.  COUNTING VOTES AND RECORDING ACTION OF MEETINGS.

          The vote upon any resolution submitted to any meeting of Holders shall be by written ballots on which shall be subscribed the signatures of the Holders or of their representatives by proxy and the principal amounts and serial numbers of the Outstanding Debentures held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in triplicate of all votes cast at the meeting. A record, at least in triplicate, of the proceedings of each meeting of Holders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was given as provided in Section 1302 and, if applicable,
Section 1304. Each copy shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one such copy shall be delivered to the Company, and another to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting. Any record so signed and verified shall be conclusive evidence of the matters therein stated.

          This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

          IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

                                          NEVADA POWER COMPANY


                                          By:
                                             ----------------------------------
                                              Name:
                                              Title:

Attest:


--------------------------------------
Secretary


                                          IBJ SCHRODER BANK & TRUST COMPANY
                                             as Trustee

                                          By:
                                             ----------------------------------
                                              Name:
                                              Title:

Attest:

--------------------------------------
                Secretary

                                                                      EXHIBIT A

                              FORM OF DEBENTURE

                         (FORM OF FACE OF DEBENTURE)

     (IF THE DEBENTURE IS TO BE A GLOBAL DEBENTURE, INSERT -- This Debenture is a Global Debenture within the meaning of the Indenture hereinafter referred to and is registered in the name of The Depository Trust Company (the "Depositary") or a nominee of the Depositary. This Debenture is exchangeable for Debentures registered in the name of a person other than the Depositary or its nominee only in the limited circumstances described in the Indenture, and no transfer of this Debenture (other than a transfer of this Debenture as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary) may be registered except in limited circumstances. Every Debenture delivered upon registration of transfer of, or in exchange for, or in lieu of, this Global Debenture shall be a Global Debenture, subject to the foregoing, except in the limited circumstances described above.

     Unless this Debenture is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC") to the issuer or its agent for registration of transfer, exchange or payment, and any Debenture issued is registered in the name of Cede & Co. or in such other name as requested by an authorized representative of DTC (or to such other entity as is requested by an authorized representative of DTC) and any payment is made to Cede & Co. (or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.)

No.
    ----
$
 ------------

CUSIP No.
          ------------

             % JUNIOR SUBORDINATED DEFERRABLE INTEREST DEBENTURE
                                  DUE 2038

     Nevada Power Company, a Nevada corporation (the "Company"), which term includes any successor corporation under the Indenture hereinafter referred
to), for value received, hereby promises to pay to ____________________, or registered assigns, the principal sum of __________________ Dollars on ______________, 2038, (or on such later date on or before ____________, 2047, if the Company elects to extend the maturity date as further described herein), together with any accrued and unpaid interest thereon, including any Deferred Interest, and to pay interest on said principal sum from ____________, 1998, or from the most recent Interest Payment Date (as defined below) to which interest has been paid or duly provided for, quarterly (subject to deferral as set forth herein) in arrears on March 31, June 30, September 30 and December 31 of each year (each such date, an "Interest
Payment Date") commencing December 31, 1998, at the rate of        % per
annum until the principal hereof shall have become due and payable, and on any overdue principal and (without duplication and to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the same rate per annum compounded quarterly. The amount of interest payable on any Interest Payment Date shall be computed on the basis of a 360-day year of twelve 30-day months. The amount of interest payable for any period shorter than a full quarterly period for which interest is computed will be computed on the basis of the actual number of days elapsed per 30-day month. In the event that any date on which interest is payable on this Debenture is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. The interest installment so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Debenture (or one or more Predecessor Debentures, as defined in said Indenture) is registered at the close of business on the regular record date for such interest installment, which shall be the close of business on the Business Day next preceding such Interest Payment Date. [IF THE PROPERTY TRUSTEE IS NO LONGER THE HOLDER OF THE DEBENTURES OR PURSUANT TO THE PROVISIONS OF THE INDENTURE THE DEBENTURES ARE NO LONGER REPRESENTED BY GLOBAL DEBENTURES -- which shall be the close of business on the ___ Business Day next preceding such Interest Payment Date.] Any such interest installment not punctually paid or duly provided for shall forthwith cease to be payable to the registered Holders on such regular record date and may be paid to the Person in whose name this Debenture (or one or more Predecessor Debentures) is registered at the close of business on a special record date to be fixed by the Trustee for the payment of such defaulted interest, notice whereof shall be given to the registered Holders of the Debentures not less than 10 days prior to such special record date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Debentures may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture. The principal of and the interest on this Debenture shall be payable at the Corporate Trust Office of the Trustee maintained for that purpose in any coin or currency of the United States of America that at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company by check mailed to the registered Holder at such address as shall appear in the Debenture Register. Notwithstanding the foregoing, so long as the Holder of this Debenture is the Property Trustee, the payment of the principal of and interest on this Debenture will be made at such place and to such account as may be designated by the Property Trustee.

     The indebtedness evidenced by this Debenture is, to the extent provided in the Indenture, subordinate and junior in right of payment to the prior payment in full of all Senior Indebtedness of the Company, and this Debenture is issued subject to the provisions of the Indenture with respect thereto. Each Holder of this Debenture, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his or her behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination so provided and (c) appoints the Trustee his or her attorney-in-fact for any and all such purposes. Each Holder hereof, by his or her acceptance hereof, hereby waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Senior Indebtedness, whether now outstanding or hereafter incurred, and waives reliance by each such holder upon said provisions.

     Unless the Certificate of Authentication hereon has been executed by the Trustee referred to on the reverse side hereof, this Debenture shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

     The provisions of this Debenture are continued on the reverse side hereof and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

     IN WITNESS WHEREOF, the Company has caused this instrument to be executed.

Dated:

                                       NEVADA POWER COMPANY

                                       By
                                          -------------------------------------


Attest:


By
   -------------------------------
             Secretary

                   (FORM OF CERTIFICATE OF AUTHENTICATION)

                        CERTIFICATE OF AUTHENTICATION

     This is one of the Debentures described in the within-mentioned
Indenture.


                                       IBJ SCHRODER BANK & TRUST COMPANY

                                       By:
                                           --------------------------------
                                           Name:
                                           Title:

                         (FORM OF REVERSE OF DEBENTURE)

     This Debenture is one of the duly authorized Debentures of the Company (herein sometimes referred to as the "Debentures"), all issued under and pursuant to an Indenture dated as of __________, 1998, (the "Indenture") duly executed and delivered between the Company and IBJ Schroder Bank & Trust Company, as Trustee (the "Trustee"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Debentures.

     The Company shall have the right to redeem this Debenture at the option of the Company, without premium or penalty, in whole or in part at any time on or after _________, 2003 (an "Optional Redemption") or at any time in certain circumstances upon the occurrence of a Special Event, at a redemption price equal to 100% of the principal amount plus any accrued but unpaid interest to the date of such redemption (the "Redemption Price"). Any redemption pursuant to this paragraph will be made upon not less than 30 nor more than 60 days' notice at the Redemption Price. If the Debentures are only partially redeemed by the Company pursuant to an Optional Redemption, the Debentures will be redeemed pro rata or by lot or by any other method utilized by the Trustee; provided that if, at the time of redemption, the Debentures are registered as a Global Debenture, the Depositary shall determine by lot the principal amount of such Debentures held by each Holder to be redeemed.

     In the event of redemption of this Debenture in part only, a new Debenture for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

     In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of all of the Debentures may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

     The Indenture contains provisions permitting the Company and the Trustee, with the consent of the Holders of not less than a majority in aggregate principal amount of the Debentures affected at the time outstanding, as defined in the Indenture, to execute supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or of modifying in any manner the rights of the Holders of the Debentures; PROVIDED, HOWEVER, that no such supplemental indenture shall (i) extend the fixed maturity of the Debentures, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, without the consent of the Holder of each Debenture so affected, or
(ii) reduce the aforesaid percentage of Debentures, the Holders of which are required to consent to any such supplemental indenture, without the consent of the Holders of each Debenture then outstanding and affected thereby. The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the Debentures at the time outstanding affected thereby, on behalf of all of the Holders of the Debentures, to waive any past default in the performance of any of the covenants contained in the Indenture, or established pursuant to the Indenture with respect to the Debentures, and its consequences, except a default in the payment of the principal of or interest on any of the Debentures. Any such consent or waiver by the registered Holder of this Debenture (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders and owners of this Debenture and of any Debenture issued in exchange herefor or in place hereof (whether by registration of transfer or otherwise), irrespective of whether or not any notation of such consent or waiver is made upon this Debenture.

     No reference herein to the Indenture and no provision of this Debenture or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Debenture at the time and place and at the rate and in the money herein prescribed.

     The Company shall have the right at any time during the term of the Debentures from time to time to extend the interest payment period of such Debentures to up to 20 consecutive quarters (an "Extension Period"); provided that an Extension Period may not extend beyond the Maturity Date. At the end of any such Extension Period, the Company shall pay all interest then accrued and unpaid (together with interest thereon at the rate specified for the Debentures to the extent that payment of such interest is enforceable under applicable law). Before the termination of any such Extension Period, the Company may further extend such Extension Period, provided that such Extension Period together with all such further extensions thereof shall not exceed 20 consecutive quarters. At the termination of any such Extension Period and upon the payment of all accrued and unpaid interest and any additional amounts then due, the Company may commence a new Extension Period.

     As provided in the Indenture and subject to certain limitations therein set forth, this Debenture is transferable by the registered Holder hereof on the Register of the Company, upon surrender of this Debenture for registration of transfer at the office or agency of the Company in the City and State of New York accompanied by a written instrument or instruments of transfer in form satisfactory to the Company or the Trustee duly executed by the registered Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Debentures of authorized denominations and for the same aggregate principal amount will be issued to the designated transferee or transferees. No service charge will be made for any such transfer, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in relation thereto.

     Prior to due presentment for registration of transfer of this Debenture, the Company, the Trustee, any paying agent and any Registrar may deem and treat the registered Holder hereof as the absolute owner hereof (whether or not this Debenture shall be overdue and notwithstanding any notice of ownership or writing hereon made by anyone other than the Registrar) for the purpose of receiving payment of or on account of the principal hereof and interest due hereon and for all other purposes, and neither the Company nor the Trustee nor any paying agent nor any Registrar shall be affected by any notice to the contrary.

     No recourse shall be had for the payment of the principal of or the interest on this Debenture, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture, against any incorporator, stockholder, officer or director, past, present or future, as such, of the Company or of any predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

     The Debentures are issuable only in registered form without coupons in denominations of $25 and any integral multiple thereof. This Global Debenture is exchangeable for Debentures in definitive form only under certain limited circumstances set forth in the Indenture. Debentures so issued are issuable only in registered form without coupons in denominations of $25 and any integral multiple thereof as provided in the Indenture and subject to certain limitations herein and therein set forth. Debentures so issued are exchangeable for a like aggregate principal amount of Debentures of a different authorized denomination, as requested by the Holder surrendering the same.

     All terms used in this Debenture that are defined in the Indenture shall have the meanings assigned to them in the Indenture.